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Ardagh Metal Packaging S.A.

Société anonyme

Siège social : 56, Rue Charles Martel L-2134, Luxembourg

R.C.S. Luxembourg section B numéro 251465

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STATUTS COORDONNÉS AU

16 DECEMBRE 2022

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TABLE OF CONTENTS

INTERPRETATION5

1.	Definitions5

FORM, NAME, DURATION AND REGISTERED OFFICE7

2.	Form and Name7
3.	Duration7
4.	Registered Office7

CORPORATE OBJECTS8

5.	Corporate Objects8

SHARES9

6.	Share Capital9
7.	Power to Issue Shares10
8.	Power of the Company to Purchase or otherwise Acquire its own Shares11
9.	Suspension and/or Waiver of Voting Right; Voting by Incapacitated Holders12
10.	Statements of Share Ownership13

REGISTRATION OF SHARES13

11.	Register of Shareholders13
12.	Transfer of Shares14
13.	Compulsory Transfer of Shares14

ALTERATION OF SHARE CAPITAL17

14.	Power to Alter Capital17

DIVIDENDS, OTHER DISTRIBUTIONS AND LEGAL RESERVE18

15.	Dividends and Other Distributions18
16.	Legal Reserve19

MEETINGS OF SHAREHOLDERS19

17.	General Meetings19
18.	Record Date For Shareholder Notice; Voting.20
19.	Convening of General Meetings20
20.	Participation by telephone or video conference21
21.	Quorum at General Meetings21

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22.	Voting on Ordinary and Special Resolutions21
23.	Instrument of Proxy22
24.	Adjournment of General Meeting22

DIRECTORS AND OFFICERS23

25.	Number of Directors23
26.	Election of Directors23
27.	Classes of Directors24
28.	Term of Office of Directors24
29.	Removal of Directors25
30.	Vacancy in the Office of Director25
31.	Remuneration of Directors25
32.	Directors to Manage Business26
33.	Powers of the Board of Directors26
34.	Interested Directors27
35.	Competition and Corporate Opportunities28
36.	Appointment of Chairman and Secretary30
37.	Appointment, Duties and Remuneration of Officers30
38.	Indemnification of Directors and Officers30
39.	Binding Signatures31

MEETINGS OF THE BOARD OF DIRECTORS31

40.	Board Meetings32
41.	Notice of Board Meetings32
42.	Participation by telephone or video conference32
43.	Quorum at Board Meetings32
44.	Board to Continue in the Event of Vacancy32
45.	Written Resolutions33
46.	Validity of Acts of Directors33

CORPORATE RECORDS33

47.	Minutes of the Meetings of the Shareholders33
48.	Minutes of the Meetings of the Board33
49.	Place Where Corporate Records Kept33
50.	Service of Notices33

FINANCIAL YEAR35

51.	Financial Year35

AUDITOR35

52.	Appointment of Auditor35

VOLUNTARY WINDING-UP AND DISSOLUTION35

53.	Winding-Up35

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CHANGES TO CONSTITUTION36

54.	Changes to Articles36
55.	Governing Law36

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INTERPRETATION

1.	Definitions

In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Acquiror has the meaning ascribed in Article 13.1;

Acquiror Expert has the meaning ascribed in Article 13.1;

Acquiror Purchase Price has the meaning ascribed in Article 13.2;

Act means the Luxembourg law of 10 August 1915 pertaining to commercial companies, as amended from time to time;

Affiliate means, with respect to a person, any person directly or indirectly Controlling, Controlled by or under common Control with such person;

Articles means these articles, as amended from time to time in accordance with Article 54;

Article 13 Notice has the meaning ascribed in Article 13.1;

Auditor means one or more independent auditors (réviseurs d’entreprises) appointed in accordance with these Articles and includes an individual, company or partnership;

Board means the board of directors appointed or elected from time to time pursuant to these Articles;

Chairman means the chairman of the Board;

Clear Days means, in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Company means the company for which these Articles are approved and confirmed;

Compulsory Acquisition Notice has the meaning ascribed in Article 13.2;

Control means, with respect to any person, the possession, directly or indirectly, by another person of the power to direct or cause the direction of the management and policies of such first person, whether through the ownership of voting securities, by contract or otherwise;

Depository has the meaning ascribed in Article 11.4;

Director means a director of the Company;

EUR means the single currency of participating member states of the European Union and the lawful currency for the time being of Luxembourg;

Fair Market Value has the meaning ascribed in Article 8.6;

Indemnified Party has the meaning ascribed in Article 38.1;

Luxembourg has the meaning ascribed in Article 4.1;

New Shares has the meaning ascribed in Article 7.3;

Notice means written notice as further provided in these Articles unless otherwise

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specifically stated;

Notice of Objection has the meaning ascribed in Article 13.3;

Notice to the Company means written notice addressed to the Secretary or another officer identified by the Company to Shareholders from time to time, delivered to the registered office of the Company by hand or mail, or to the Company by facsimile or electronic mail (with customary proof of confirmation that such notice has been transmitted);

Officer means any person appointed as an officer of the Company by the Board, with such title, powers and duties as designated by resolution of the Board in accordance with Article 37;

Ordinary Resolution means a resolution adopted at an ordinary general meeting (including the annual general meeting) with the quorum set forth in Article 21.1 and the majority set forth in Article 22.1;

Ordinary Shares means the ordinary Shares of the Company with the rights and obligations set forth in the Articles;

Preferred Shares means the redeemable preferred shares of the Company without voting rights and with the rights and obligations set forth in the Articles;

Purchase Price has the meaning ascribed in Article 13.3;

Register of Shareholders means the register of shareholders referred to in these Articles;

Remaining Holder Expert has the meaning ascribed in Article 13.3;

Remaining Holders has the meaning ascribed in Article 13.1;

Remaining Shares has the meaning ascribed in Article 13.1;

Secretary means the person appointed as secretary of the Company by the Board, including any deputy or assistant secretary and any person appointed by the Board to perform any of the duties set forth in Article 34.2 and specifically entrusted by resolution to the Secretary;

Shares has the meaning ascribed in Article 6.1;

Share Capital in Issue means the sum of the aggregate par value of the issued Shares, taking into account the respective par value of each Share;

Shareholder means any person registered in the Register of Shareholders as the holder of Shares in the Company;

Special Resolution means a resolution adopted at an extraordinary general meeting with the quorum set forth in Article 21.2 and the majority set forth in Article 22.2;

Subsidiary means an incorporated or unincorporated entity in which another person (a) has a majority of the shareholders’ or members’ voting rights or (b) has the right to appoint or remove a majority of the members of the administrative, management or supervisory body and is at the same time a shareholder in or member of such entity; and

Treasury Share means a Share that was or is treated as having been acquired and held by the Company and has been held (or is treated as having been held) continuously by the

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Company since it was so acquired and has not been cancelled.

1.1	In these Articles, where not inconsistent with the context:
(a)	words denoting the plural number include the singular number and vice versa;
(b)	words denoting the neuter gender include the masculine and feminine genders;
(c)	the word:
(i)	“may” shall be construed as permissive;
(ii)	“shall” shall be construed as imperative; and
(iii)	“including” shall be deemed to be followed by the words “without limitation”;
(d)a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;
(e)if the numbering of the articles within the Act is subsequently changed, reference to a given article of the Act in these Articles shall be deemed to be replaced by the new number;
(f)	the word “corporation” means a legal entity (personne morale); and
(g)the word “person” means any individual, corporation, partnership, joint venture, limited liability company, trust or other incorporated or unincorporated organisation or any other entity, including a governmental entity or authority; and
(h)unless otherwise provided herein, words or expressions used in these Articles and defined in the Act shall bear the same meaning in these Articles as in the Act.
1.2In these Articles expressions referring to writings shall, unless inconsistent with the context, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.
1.3Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

FORM, NAME, DURATION AND REGISTERED OFFICE

2.	Form and Name

The Company’s legal name is “Ardagh Metal Packaging S.A.” and it is a public limited liability company (société anonyme).

3.	Duration

The Company is incorporated for an unlimited duration.

4.	Registered Office
4.1The registered office of the Company is established in the City of Luxembourg, Grand Duchy of Luxembourg (“Luxembourg”). It may be transferred within Luxembourg by a resolution of the Board, which may amend these Articles accordingly.
4.2If the Board determines that extraordinary political or military developments or events have occurred or are imminent and that these developments or events would interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these extraordinary

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circumstances. Such temporary measures shall have no effect on the nationality of the Company which, notwithstanding the temporary transfer of its registered office, will remain a

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Luxembourg incorporated company. Such temporary measures will be taken by the Board and notified to the Shareholders.

CORPORATE OBJECTS

5.	Corporate Objects
5.1The corporate objects of the Company are to hold, directly or indirectly, equity or other interests in other persons, including its Subsidiaries, and take all actions as are necessary or useful to realise these objects.
5.2	The Company has the power to carry out the following actions:
(a)the acquisition, holding, management and disposal, in any form, by any means, directly or indirectly, of participations, rights and interests in, and obligations of, Luxembourg and non-Luxembourg companies, partnerships or other incorporated or non-incorporated entities;
(b)the acquisition by purchase, subscription, assumption or in any other manner and the transfer by sale, exchange or in any other manner of equity securities, bonds, debentures, notes and other securities or financial instruments of any kind and contracts thereon or related thereto;
(c)the ownership, administration, development and management of a portfolio of assets, including real estate assets and the assets referred to in paragraphs (a) and (b) of this Article 5.2;
(d)the holding, acquisition, disposal, development, licensing or sublicensing, and management of, or the investment in, any patents or other intellectual property rights of any nature or origin as well as the rights deriving therefrom;
(e)the issuance of debt and equity securities in any currency and in any form including by way of:
(i)	the issue of shares, notes, bonds, debentures or any other form of debt or equity security and in any manner, whether by way of private placement, public offering or otherwise; and
(ii)	borrowing from any third party, including banks, financial institutions, or other person whether or not affiliated with the Company;
(f)to the extent permitted under Luxembourg law, the provision of any form of equity or debt funding or any other form of financial assistance in any currency and whether or not financed by any of the methods mentioned in paragraph (e) of this Article 5.2 and whether subordinated or unsubordinated, to any person including to the Company’s Subsidiaries, Affiliates and/or any other persons that may or may not be Shareholders or Affiliates of the Company;
(g)the giving of guarantees (including up-stream and cross-stream) or the creation

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of any form of encumbrance or security over all or any of its assets to guarantee or secure its own obligations or those obligations and undertakings of any other companies or persons that may or may not be Shareholders or Affiliates, and, generally, for its own benefit and/or the benefit of any other persons that may or may not be Shareholders or Affiliates of the Company; and
(h)taking any actions designed or intended to protect the Company against credit, currency exchange, interest rate or other risks.
5.3The objects and powers described in this Article 5 are to be interpreted in their broadest sense and any transaction or agreement which is entered into by the Company that is not inconsistent with the foregoing objects or powers will be deemed to be within the scope of such objects or powers.

SHARES

6.	Share Capital
6.1The authorised share capital of the Company is set at one billion Euro and zero Cents (EUR 1,000,000,000), divided into up to one hundred billion (100,000,000,000) shares (the “Shares”) represented by Ordinary Shares and Preferred Shares.
6.2 The Share Capital in Issue of the Company amounts to two hundred fifty-five million nine hundred seventy-five thousand seven hundred fifty-one Euros and eighty-six cents (EUR 255,975,751.86) represented by:

-five hundred ninety-seven million five hundred seventy-five thousand three hundred twenty-two (597,575,322) Ordinary Shares with a par value of one Euro cent (EUR 0.01) each and

- fifty-six million three hundred and six thousand three hundred and six (56,306,306) Preferred Shares with a par value of four Euros and forty-four Euro cents (EUR 4.44) each

6.3The Company may issue additional Shares in accordance with these Articles.
6.4The Ordinary Shares are voting shares of the Company, each carrying one vote. The Preferred Shares are non-voting shares of the Company, except where mandatorily required by the Act, where each Preferred Share shall carry one vote irrespective of its nominal value.
6.5All Preferred Shares are issued in the form of redeemable shares and are redeemable at the sole discretion of the Company at such date as decided by the Board. The holders of Preferred Shares have no right to request the redemption of their Preferred Shares. Without prejudice to the conditions set forth in the Act, the Preferred Shares will be redeemed pursuant to Article 8 and by serving a Notice (the “Purchase Notice”) to the owner of the Preferred Shares to be repurchased, specifying the Preferred Shares to be repurchased, the purchase price to be paid for such Preferred Shares and the place at which the purchase price in respect of such Preferred Shares is payable. Immediately after the close of business on the date specified in the Purchase Notice such holder shall cease to be the holder of the Preferred Shares

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specified in such Purchase Notice and its name shall be removed as the holder of such Preferred Shares from the Register of Shareholders. Any such holder will cease to have any right as a Shareholder with respect to the Preferred Shares to be repurchased as from the date specified in the Purchase Notice.
7.	Power to Issue Shares
7.1Subject to the provisions of the Act, any Share may be issued either at par or at a premium and with such rights and/or restrictions, whether in respect of dividends, voting, return of capital, transferability or otherwise, as the Company may from time to time direct.
7.2Any share premium created upon the issue of shares pursuant to Article 7.1 shall be available for repayment to the Shareholders, the payment of which shall be within the absolute discretion of the Board. Without limiting the foregoing, the Board is authorised to use any share premium for the purpose of making any share premium repayment to Shareholders or repurchasing Shares.
7.3(a) The Board is authorised for a period of five (5) years from 8 July 2022 to increase the Share Capital in Issue, once or more, (i) by the issue of new Shares irrespective of their class with a par value of one Euro cent (EUR 0.01) for each Ordinary Share, and four Euros and forty-four Euro cents  (EUR 4.44) for each Preferred Share (the “New Shares”), (ii) by granting options to subscribe for   New Shares, (iii) by issuing any other instruments convertible into or repayable by or exchangeable for New Shares (whether provided in the terms at issue or subsequently provided), (iv) by issuing bonds with warrants or other rights to subscribe for New Shares attached, or (v) through the issue of standalone warrants or any other instrument carrying an entitlement to, or the right to subscribe for, New Shares, up to a maximum of the authorised but as yet unissued share capital of the Company to such persons and on such terms as the Board determines in its absolute discretion. The Board may set the subscription price for the New Shares so issued, as well as determining the form of consideration to be paid for any such New Shares which may include (A) cash, including the setting off of claims against the Company that are certain, due and payable, (B) payment in kind, and (C) reallocation of the share premium, profit reserves or other reserves of the Company. The Board is also authorised to issue New Shares free of charge within the limitations of Article 420-26 (6) of the Act.

(b) The Board is authorised to withdraw or limit the Luxembourg statutory preemption provisions upon the issuance of the New Shares pursuant to the authority conferred by Article 7.3.

7.4The Board shall be authorised to appoint, in its absolute discretion, a representative, to appear before a public notary in Luxembourg for the purpose of recording each share capital increase by way of notarial deed and amending the Articles to reflect the changes resulting from such share capital increases to the Share Capital In Issue.
8.	Power of the Company to Purchase or otherwise Acquire its own Shares

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8.1The Company may purchase, acquire or receive its own Shares for cancellation or to hold them as Treasury Shares within the limits, and subject to the conditions, set forth in the Act and other applicable laws and regulations. In relation to the Preferred Shares, the Board of Directors has full discretion to decide if and when the Preferred Shares should be redeemed.
8.2Pursuant to and in conformity with the provisions of Article 430-15 of the Act, and in conformity with all other applicable laws and regulations (including any rules and regulations of any stock market, exchange or securities settlement system on which the Ordinary Shares   are traded, as may be applicable to the Company), the Company is authorised to purchase, acquire, receive and/or hold Shares, from time to time, provided that:
(a)the Shares hereby authorised to be purchased shall all be fully paid-up issued Shares;
(b)the maximum number of Shares purchased, acquired or received by the Company shall be such that the aggregate nominal value or the aggregate accounting par value of the Shares held by persons other than the Company does not fall below the minimum issued share capital prescribed by the Act;
(c)the maximum price which may be paid for each Share shall not exceed the Fair Market Value (as defined in Article 8.6);
(d)the minimum price which may be paid for each Share shall be the par value of the Share; and
(e)the acquisitions, including the Shares previously acquired by the Company and held by it, and Shares acquired by a person acting in its own name but on the Company’s behalf,may not have the effect of reducing the net assets of the Company below the amount mentioned in paragraphs (1) and (2) of Article 461-2 of the Act.
8.3The authority set forth in this Article 8 (unless previously revoked, varied or renewed by the general meeting) is granted for a period of five (5) years from and commencing on 8 July 2022.
8.4The authority set forth in this Article 8 relates only to:
(a)one or more market purchases (being a purchase of Shares by the Company of Shares offered for sale by any Shareholder on any stock exchange on which the Shares are traded), as the Board shall determine without such acquisition offer having to be made to all Shareholders; and
(b)purchases effected in circumstances other than those referred to in Article 8.4(a), where an offer on the same terms has been made by the Company to all Shareholders in a similar situation, it being understood that holders of Preferred Shares shall not be deemed to be in a similar situation to holders of Ordinary Shares.
8.5The Board shall be authorised to appoint, in its absolute discretion, a representative, to appear before a public notary in Luxembourg for the purpose of amending these Articles to reflect the changes resulting from the cancellation of any Shares repurchased in accordance with the terms of this Article 8, if such election is made to cancel the Shares.
8.6For the purposes of this Article 8, “Fair Market Value” means, in respect of any

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Ordinary Share:
(a)the actual price at which the Company effects a purchase of its own Shares pursuant to an announced open market repurchase program on the New York Stock Exchange or, if the Company’s Shares are not listed on the New York Stock Exchange, on such other securities exchange on which the Company’s shares are then listed or traded; or
(b)in the case of any repurchase of Shares that is not effected pursuant to an announced open market repurchase program on the New York Stock Exchange or another securities exchange, the fair market value determined in good faith by an independent auditor (réviseur d'entreprises) appointed by the Board on the basis of such information and facts as available to, and deemed relevant by, the independent auditor;

and in respect of any Preferred Share,

(i) its nominal value plus the Delta and any New Delta (each as defined in article 15.3), if any, plus

(ii) its nominal value multiplied by 0.75% (zero point seventy-fiver per cent) multiplied by the number of months elapsed between the date of issuance of the Preferred Share and of its redemption (it being understood that a month will always be calculated in full irrespective of the effective day of issuance and redemption), plus

(iii) in case any Delta or New Delta exists with respect to any financial year, an amount equal to 9% (nine per cent) per year, calculated pro rata temporis on the Delta or New Delta, from the first day of the financial year following the existence of a Delta or New Delta and until the date of payment of such Delta or New Delta  or to the redemption date (it being understood that a month will always be calculated in full irrespective of the effective day of the payment or redemption), less

(iv) the total amount of any dividend paid, if any, in relation to the Preferred Share since its issuance.

8.7 Voting rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Shares and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company for determining the quorum and majority requirements of any general meeting. The aforementioned restrictions on voting rights shall apply to Shares issued by the Company and held by direct and indirect subsidiaries, in accordance with Article 430-23 of the Act.

9.Suspension and/or Waiver of Voting Right; Voting by Incapacitated Holders
9.1The Board may suspend the right to vote of any Shareholder if such Shareholder does not fulfil its obligations under these Articles or any deed of subscription or deed of commitment entered into by such Shareholder.
9.2Any Shareholder may individually decide not to exercise, temporarily or definitively, such Shareholder’s right to vote all or any of such Shareholder’s shares. Any such Shareholder shall be bound by such waiver, which shall be enforceable by the Company from the date of the Company’s receipt of Notice from such Shareholder of such waiver.

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9.3If the voting rights of one or more Shareholders are suspended in accordance with this Article 9 or a Shareholder has temporarily or permanently waived such Shareholder’s voting right in accordance with this Article 9, such Shareholders shall receive Notice of and may attend any general meeting of Shareholders but the Shares with respect to which such Shareholder does not have, or has waived, voting rights in accordance with this Article 9 shall not be taken into account for determining whether the quorum and majority vote requirements are satisfied.
9.4If an individual Shareholder is of unsound mind or an order has been made in respect of such Shareholder by any court having jurisdiction (whether in Luxembourg or elsewhere) in matters concerning mental disorder, such Shareholder’s committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote such Shareholder’s Shares, including by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the registered office of the Company or at such other place as is specified in accordance with these Articles for the deposit of proxies, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is exercised, failing which the right to vote shall not be exercised.

10.	Statements of Share Ownership

At the request of a Shareholder, the Company shall issue a statement of share ownership evidencing the number of Shares registered in such Shareholder’s name in the Register of Shareholders on the date of such statement.

REGISTRATION OF SHARES

11.	Register of Shareholders
11.1The Shares are and will remain in registered form (actions nominatives) and the Shareholders are not permitted to request the conversion of their shares into bearer form.
11.2The Board shall cause to be kept a Register of Shareholders and shall enter therein the particulars required by the Act.
11.3The Company shall be entitled to treat the registered holder of any Share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such Share on the part of any other person.
11.4Where Shares are recorded in the Register of Shareholders on behalf of one or more persons in the name of a securities settlement system or the operator of such system, or in the name of a professional depository of securities, or any other depository (such system, professional or other depository, being referred to as “Depository”) or of a sub-depository designated by one or more Depositories, the Company, subject to it having received from the Depository with which those Shares are kept in account satisfactory evidence of the underlying ownership of Shares by those persons and their authority to vote the Shares, will permit those persons to exercise the rights attaching to those Shares, including admission to and voting at

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general meetings. A Notice may be given by the Company to the holders of Shares held through a Depository by giving such Notice to the Depository the name of which is listed in the Register of Shareholders in respect of the Shares, and any such Notice shall be regarded as proper Notice to all underlying holders of Shares. Notwithstanding the foregoing, the Company shall make payments, by way of dividends or otherwise, in cash, shares or other assets as permitted pursuant to these Articles, only to the Depository or sub-depository recorded in the Register of Shareholders or in accordance with its instructions, and such payment by the Company shall release the Company from any and all obligations in respect of such payment.
11.5In the case of joint holders of Shares, the Company shall treat the first named holder on the Register of Shareholders as having been appointed by the joint holders to receive all Notices and to give a binding receipt for any dividend(s) payable in respect of such Share(s) on behalf of all joint holders, without prejudice to the rights of the other holders to information as set out in the Act.
12.	Transfer of Shares
12.1Any Shareholder may, subject to the provisions of the Act and the restrictions contained in these Articles, transfer all or any of such Shareholder’s Shares by written instrument of transfer; provided that shares listed or admitted to trading on a stock exchange may be transferred in accordance with the rules and regulations of such exchange.
13.	Compulsory Transfer of Shares
13.1If, at any time, a person is or becomes, directly or indirectly, the owner of seventy-five per cent (75%) or more of the number of Ordinary Shares in issue, such person (the “Acquiror”) may require the holders of the remaining Ordinary Shares in issue (such holders of Ordinary Shares, the “Remaining Holders” and such Ordinary Shares, the “Remaining Shares”) to sell such Remaining Shares to the Acquiror. The Acquiror shall exercise its right to acquire the Remaining Shares by giving Notice to the Company (an “Article 13 Notice”) that specifies: (a) the identity and contact details of the Acquiror, (b) if then determined, the price that the Acquiror will pay for the Remaining Shares (being the fair market value thereof as determined in accordance with this Article 13) and the identity of the independent investment banking firm of international reputation (the “Acquiror Expert”) engaged or that will be engaged by the Acquiror to determine the fair market value of the Remaining Shares; (c) the Acquiror’s sources of payment of the purchase price for the Remaining Shares (which payment must be in the form of cash), and evidence that the Acquiror has secured funds sufficient to make such payment; and (d) subject to this Article 13, any other conditions governing the purchase of the Remaining Shares.
13.2Promptly (but, in any event, within fourteen (14) days) following receipt by the Company of an Article 13 Notice, the Company shall serve Notice on all the Remaining Holders (the “Compulsory Acquisition Notice”), setting forth (a) that the Acquiror has served an Article 13 Notice and outlining the consequences of such Article 13 Notice pursuant to this

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Article 13, (b) the name of the Acquiror Expert retained or to be retained by the Acquiror to determine the fair market value of the Remaining Shares, and (c) if the Acquiror has so notified the Company, the price determined by the Acquiror Expert as the fair market value of the Remaining Shares (the “Acquiror Purchase Price”). If the Acquiror Purchase Price has not been determined by the Acquiror Expert on the date of the delivery by the Acquiror of the Article 13 Notice, the Acquiror shall cause the Acquiror Expert to determine the Acquiror Purchase Price within twenty-one (21) days of such date, and shall promptly (but in any event within three (3) days) following such determination, give Notice to the Company thereof. The Company shall promptly thereafter serve Notice on all the Remaining Holders setting forth the Acquiror Purchase Price.
13.3If Remaining Holders holding at least ten per cent 10% of the Remaining Shares object to the Acquiror Purchase Price, such Remaining Holders may provide Notice of such objection to the Acquiror (the “Notice of Objection”), with a copy to the Company, no later than ten (10) days after the date on which the Company notified the Remaining Holders of the Acquiror Purchase Price. If no Notice of Objection is provided to the Acquiror within such time period, the Acquiror Purchase Price shall be final and binding on the Acquiror and all the Remaining Holders and shall be the “Purchase Price” for purposes of this Article 13. The Acquiror and the objecting Remaining Holders may attempt to agree on the fair market value of the Remaining Shares, and any fair market value agreed by the Acquiror and Remaining Holders holding a majority of the Remaining Shares held by all objecting Remaining Holders shall be final and binding on the Acquiror and all the Remaining Holders and shall the “Purchase Price” for purposes of this Article 13. Failing agreement on such fair market value within fifteen (15) days of the date of the Notice of Objection, the objecting Remaining Holders may engage, at the expense of the Company, an investment banking firm of international reputation (the “Remaining Holder Expert”) to determine the fair market value of the Remaining Shares. The Remaining Holder Expert shall determine such fair market value within thirty-five (35) days of the date of the Notice of Objection. If the difference between the fair market value determined by the Remaining Holder Expert and the Acquiror Purchase Price is not more than ten percent (10%) of the higher valuation, the purchase price for the Remaining Shares shall be the average of the Acquiror Purchase Price and the fair market value determined by the Remaining Holder Expert. If the difference between the fair market value determined by the Remaining Holder Expert and the Acquiror Purchase Price is greater than ten percent (10%) of the higher valuation, the Acquiror Expert and the Remaining Holder Expert shall select and engage, at the expense of the Company, a third investment banking firm of international reputation to determine the fair market value of the Remaining Shares within sixty-five (65) days of the date of the Notice of Objection. The fair market value of the Remaining Shares shall be the average of the fair market value of the two (2) closest valuations of the three (3) investment banking firms, and such valuation shall be final and binding on the Acquiror and all

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the Remaining Holders (the fair market value as determined by the Acquiror Expert, as agreed by the Acquiror and the objecting Remaining Holders in accordance with the second sentence of this Article 13.3 or as determined by the investment banking firms in accordance with this Article 13.3, the “Purchase Price”). Subject to execution by the Acquiror Expert, the Remaining Holder Expert and the third investment banking firm of customary confidentiality agreements, the Company shall provide each of them with such financial and other information as they reasonably request to enable them to make their determinations under this Article 13; provided that all three (3) investment banking firms shall receive the same financial and other information. Promptly following the determination of the Purchase Price, the Company shall serve Notice on all the Remaining Holders setting forth the Purchase Price.

13.4Upon the service of the Compulsory Acquisition Notice, or, if later, the date on which the Remaining Holders are notified by the Company of the Purchase Price, subject to Article 13.5, each of the Remaining Holders shall be required to sell all of the Remaining Shares held by them to the Acquiror, and, subject to Article 13.4, Article 13.5 and the conditions set forth in the Article 13 Notice, the Acquiror shall be bound to acquire all of such Remaining Shares, for the Purchase Price, and, in furtherance thereof, pay to the Company at the closing of the sale and purchase of the Remaining Shares, for remittance to the Remaining Holders, the consideration to be paid by the Acquiror for all the Remaining Shares.
13.5In selling its Remaining Shares to the Acquiror and accepting the Purchase Price therefor, each Remaining Holder shall represent (or be deemed by virtue of Article 13.7 to represent) to the Acquiror that (a) it has full right, title and interest to such Remaining Holder’s Remaining Shares, (b) has all necessary power and authority, and has taken all necessary actions to sell such Remaining Holder’s Remaining Shares to the Acquiror, and (c) such Remaining Holder’s Remaining Shares are free and clear of all liens or encumbrances except those imposed by applicable law or these Articles. Other than the foregoing representations, no Remaining Holder shall be required to (i) make any representations to the Acquiror in connection with the sale of its Remaining Shares under this Article 13, (ii) provide or otherwise grant any right to indemnification in favor of such Acquiror in connection with such sale or (iii) otherwise agree to be bound by any restrictive covenants in connection with such sale. If any Remaining Holder does not (or cannot) make any such representations, or the Acquiror determines before or after its acquisition of the Remaining Shares held by such Remaining Holder that such representations are incorrect, then the Acquiror may, at its option, determine not to acquire such Remaining Holder’s Remaining Shares or, if it has already acquired such shares, pursue any remedies it has against such Remaining Holder for breach of such representations, as applicable.
13.6The closing of such sale and purchase shall occur as promptly as practicable after the service of the Compulsory Acquisition Notice or the determination of the Purchase Price (whichever is later); provided that no Remaining Holder shall be required to sell, and the

Acquiror shall not be required to purchase, any Remaining Shares if such purchase or sale would

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violate any applicable law, regulation or order.

13.7Upon the service of the Compulsory Acquisition Notice, the Company shall be required to take all such actions as may reasonably be requested by the Acquiror to enable it to implement the acquisition by it, and registration in the Register of Shareholders in its name (and/or those of its designee(s)), of all of the Remaining Shares on the terms and conditions set forth in this Article 13.
13.8In furtherance (but not in limitation) of the provisions of this Article 13, the Chairman for the time being (or some other person appointed by the Company for this purpose) shall be deemed to have been appointed attorney of each of the Remaining Holders with full power (and obligation, if so requested by the Acquiror) to execute, complete and deliver, in the name and on behalf of each Remaining Holder (a) a transfer in favor of the Acquiror and/or its designee(s) of all of the Remaining Shares held by such Remaining Holder against delivery to the Company of the Purchase Price for such Remaining Holder’s Remaining Shares and (b) subject to Article 13.4, such other closing documents and deliverables as the Acquiror may reasonably require so as to vest all rights and entitlements in or in respect of the shares held by such Remaining Holder in the Acquiror and/or its designee(s) (including a power of attorney in favor of the Acquiror and/or its designee(s) to vote and exercise all rights in respect of such shares pending the registration in the Register of Shareholders of the Acquiror and/or its designee(s) as the holder(s) of such shares).
13.9The Acquiror, on delivery to the Company of the consideration to which the Remaining Holders are entitled in accordance with this Article 13, shall be deemed to have obtained a good discharge for such consideration and, on delivery of such consideration and execution and delivery of the closing documents required to be executed by the Acquiror to effect its purchase of the Remaining Shares, the Acquiror shall be entitled to require the Company to register its name (or that of its designee) in the Register of Shareholders as the holder by transfer of each of the Remaining Shares.
13.10The Company shall, as soon as practicable after its receipt of the consideration for the Remaining Shares and the other closing documents and deliverables required to effect the transfer of such shares, deliver to each Remaining Holder the consideration to which such Remaining Holder is entitled in accordance with this Article 13 or, if in the opinion of the Board it is not reasonably practical to do so at such time, pay the same into a separate bank account, in the name of the Company and shall hold such consideration in trust for the applicable Remaining Holder until such time as the Board considers it appropriate to release such consideration.
13.11If, at the end of the one hundred and eightieth (180th) day after delivery by the Acquiror of the Article 13 Notice, the sale of all of the Remaining Shares has not been completed because of the failure of the Acquiror to take any action required to effect such sale within such time period, the Article 13 Notice shall be deemed null and void, the Acquiror shall

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no longer have the right (or obligation) to purchase the Remaining Shares under this Article 13, and each Remaining Holder and the Company shall be released from their obligations under this Article 13 in respect of the sale of the Remaining Shares.

ALTERATION OF SHARE CAPITAL

14.	Power to Alter Capital
14.1The Company may from time to time by Special Resolution and subject to any greater quorum or majority requirements as may be provided for in the Act, increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its Share Capital In Issue in any manner permitted by the Act or these Articles; provided, that nothing herein shall affect or diminish the authority granted to the Board under Article 7 or Article 8.
14.2If, following any alteration or reduction of the Share Capital In Issue, a Shareholder would receive a fraction of a Share, the Board may, subject to the Act, address such issue in such manner as it thinks fit, including by disregarding such fractional entitlement.

DIVIDENDS, OTHER DISTRIBUTIONS AND LEGAL RESERVE

15.	Dividends and Other Distributions

15.1Subject to the provisions of the Act, the general meeting may declare dividends by Ordinary Resolution, but no dividend shall exceed the amount recommended by the Board.

15.2The Board may, subject to these Articles and the terms and conditions provided for and under the Act, declare an interim dividend (acompte sur dividendes) if it determines that it is appropriate to pay such an interim dividend based on the amount of distributable reserves of the Company. Any such interim dividend will be paid to the Shareholders, in proportion to the number of Shares held by them, in the relevant class in respect of which the interim dividend is declared, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. Any interim dividends declared by the Board and paid during a financial year will be put to the Shareholders at the following general meeting to be declared as final. The Company shall not be required to pay interest with respect to any dividend or distribution declared by the Company, regardless of when or if paid.

15.3Each Preferred Share is entitled to an annual preferred dividend amounting to 9% (nine per cent) of its nominal value computed on the basis of a 360-day year comprised of twelve 30-day months (the “Annual Preferred Share Dividend”). The first pro rata Annual Preferred Share Dividend shall be calculated from the date of issuance of a Preferred Share (with the month of issuance being computed as a full month) until the end of the financial year of the date of issue, and all the subsequent Annual Preferred Share Dividend will be calculated per financial year of the Company. The entitlement to

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the Annual Preferred Share Dividend only becomes payable if and when such dividend is declared and then at such date as shall be determined by the Board of Directors in its discretion. If at the end of a financial year, the Annual Preferred Share Dividend has not been declared or paid in full, the difference between the Annual Preferred Share Dividend and the portion of the Annual Preferred Share Dividend effectively paid (the “Delta”) shall be rolled-over until the next financial year(s) but can also be deferred indefinitely by the Board of Directors in its sole discretion subject to articles 15.4, 8.6 and 6.5. The Delta shall be set at the Annual Preferred Share Dividend if no Annual Preferred Share Dividend is approved at any annual general meeting or otherwise paid by way of an interim dividend during a financial year. If any Delta exists at the beginning of a financial year, any payment made on the Preferred Share will first be applied in reimbursement of such Delta and if such Delta and the Annual Preferred Share Dividend of the relevant financial year are not paid in full on the last day of such financial year, the difference will constitute a new Delta (a “New Delta”) rolled-over to the next financial year.

15.4No distributions may be made to the Ordinary Shareholder(s) during a financial year if there is any Delta or New Delta, or unless all the Preferred Shares are redeemed.

15.5Subject to applicable laws and regulations, in order for the Company to determine which Shareholders shall be entitled to receipt of any dividend, the Board may fix a record date, which record date will be the close of business (or such other time as the Board may determine) on the date determined by the Board. In the absence of a record date being fixed, the record date for determining Shareholders entitled to receipt of any dividend shall the close of business in Luxembourg on the day the dividend is declared.

15.6The Board may propose to the general meeting such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company.

15.7Any dividend or other payment to any particular Shareholder or Shareholders may be paid in such currency or currencies as may from time to time be determined by the Board and any such payment shall be made in accordance with such rules and regulations (including in relation to the conversion rate or rates) as may be determined by the Board in relation thereto.

15.8Any dividend or other payment which has remained unclaimed for five (5) years from the date the dividend or other payment became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment by the Board of any unclaimed dividend or other moneys payable in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof.

16.	Legal Reserve

The Company shall be required to allocate a sum of at least five per cent (5%) of its annual

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net profit to a legal reserve, until such time as the legal reserve amounts to ten per cent (10%) of the Share Capital in Issue. If and to the extent that this legal reserve falls below such ten per cent (10%) amount, the Company shall allocate a sum of at least five per cent (5%) of its annual net profit to restore the legal reserve to the minimum amount required by law.

MEETINGS OF SHAREHOLDERS

17.	General Meetings
17.1An annual general meeting shall be held in each year (commencing in 2022) within six (6) months following the end of the financial year at the Company’s registered office or at such other place in Luxembourg as may be specified in the convening Notice.
17.2For at least eight (8) days prior to the annual general meeting, each Shareholder may obtain a copy of the annual accounts of the Company for the preceding financial year at the registered office of the Company and inspect all documents of the Company required by the Act to be made available by the Company for their inspection.
17.3Other general meetings may be held at such place and time as may be specified in the respective convening Notices of the meeting whenever such a meeting is necessary.
18.	Record Date For Shareholder Notice; Voting.
18.1In order for the Company to determine which Shareholders are entitled to Notice of or to vote at any meeting of Shareholders or any adjournment thereof, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days before the date of such meeting. If the Board does not fix a record date, the record date for determining Shareholders entitled to Notice of or to vote at a meeting of Shareholders shall be at the close of business in

Luxembourg on the day that is not a Saturday, Sunday or Luxembourg public holiday next preceding the day on which Notice is given.

18.2A determination of Shareholders of record entitled to Notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may, acting in its sole discretion, fix a new record date for the adjourned meeting.
19.	Convening of General Meetings
19.1The Board may convene a general meeting whenever in its judgment such a meeting is necessary. The Board may delegate its authority to call the general meeting to the Chairman or any committee of the Board or to one or more board members by resolution. The convening notice for every general meeting shall contain the agenda, be communicated to Shareholders in accordance with the provisions of the Act on at least eight (8) Clear Days’ Notice, unless otherwise provided in the Act, and specify the time and place of the meeting and the general nature of the business to be transacted. The convening notice need not bear the signature of any Director or Officer of the Company.
19.2The Board shall convene a general meeting within a period of one (1) month upon Notice to the Company from Shareholders representing at least ten per cent (10%) of the Share Capital in Issue on the date of such Notice. In addition, one or more Shareholders that

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together hold at least ten per cent (10%) of the Share Capital in Issue on the date of the Notice to the Company may require that the Company include on the agenda of such general meeting one or more additional items. Such Notice to the Company shall be sent at least five (5) Clear Days prior to the holding of such general meeting. The rights of Shareholders under this Article
19.2to require that a general meeting be convened or an item be included on the agenda for a general meeting shall be subject to compliance by such Shareholders with Article 19.3.
19.3To be in proper form for purposes of the actions to be taken pursuant to Article 19.2, the Notice to the Company given pursuant to Article 19.2 must set forth as to each Shareholder(s) requesting the general meeting or the addition of an item to the agenda for a general meeting: (a) a brief description of, as applicable, the purpose of the general meeting or the business desired to be brought before the general meeting, the text of the proposal or

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business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Articles, the language of the proposed amendment) and the reasons for conducting such business at the general meeting; (b) the name and record address of such Shareholder(s) and the name and address of the beneficial owner, if any, on behalf of which the business is being proposed; (c) the class or series and number of Shares which are registered in the name of or beneficially owned by such Shareholder(s) or beneficial owner (including any shares as to which such Shareholder(s) or beneficial owner has a right to acquire ownership at any time in the future); (d) a description of all derivatives, swaps or other transactions or series of transactions engaged in, directly or indirectly, by such Shareholder(s) or beneficial owner, the purpose or effect of which is to give such Shareholder(s) or beneficial owner economic risk similar to ownership of Shares; and (e) a description of all agreements, arrangements, understandings or relationships between such Shareholder(s) or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder(s) and any material interest of such Shareholder(s) or beneficial owner in such business.

19.4No business may be transacted at a general meeting, other than business that is properly brought before the general meeting by or at the direction of the Board, including upon the request of any Shareholder or Shareholders in accordance with the Act or these Articles. Except as otherwise provided by law, the chairman of the general meeting at which the business proposed by a Shareholder is to be transacted shall have the power and duty to determine whether such Shareholder has complied with this Article 19 in proposing such business, and if any such proposal was not made in accordance with this Article 19, to declare that such proposed business shall not be transacted.
20.	Participation by telephone or video conference

The Board may organise participation of the Shareholders in general meetings by telephone or video conference and participation in such a meeting shall constitute presence in person at such meeting. The participation in a meeting by these means is deemed equivalent to a participation in person at the general meeting.

21.	Quorum at General Meetings
21.1At any ordinary general meeting (including the annual general meeting) the holders of in excess of one-third (1/3) of the Share Capital in Issue present in person or by proxy shall form a quorum for the transaction of business.
21.2At any extraordinary general meeting the holders of in excess of one half (1/2) of the Share Capital in Issue present in person or by proxy shall form a quorum for the transaction of business.
22.	Voting on Ordinary and Special Resolutions

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22.1Subject to the Act, any question proposed for the consideration of the Shareholders at any ordinary general meeting shall be decided by the affirmative votes of a simple majority of the votes validly cast on such resolution by Shareholders entitled to vote in accordance with these Articles and in the case of an equality of votes the resolution shall fail.
22.2Subject to the Act, any question proposed for the consideration of the Shareholders at any extraordinary general meeting shall be decided by the affirmative votes of at least two-thirds (2/3) of the votes validly cast on such resolution by Shareholders entitled to vote in accordance with these Articles.
22.3For the avoidance of doubt, votes validly cast shall not include votes attaching to Shares in respect of which the Shareholder has not taken part in the vote or has abstained or has returned a blank or invalid vote.
23.	Instrument of Proxy
23.1A Shareholder may appoint a proxy by an instrument in writing in such form as the Board may approve from time to time and make available to Shareholders to represent such Shareholder at the general meetings of Shareholders.
23.2The Shareholders may vote in writing (by way of a voting form provided by the Company) on resolutions submitted to the general meeting, provided that the voting form includes (a) the name, first name, address and the signature of the relevant Shareholder, (b) the indication of the shares for which the Shareholder will exercise such right, (c) the agenda as set forth in the convening Notice and (d) the voting instructions (approval, refusal, abstention) for each point of the agenda.

23.3The appointment of a proxy or submission of a completed voting form must be received by the Company no later than forty-eight (48) hours prior to the scheduled meeting date (or such other time as may be determined by the Company and notified in writing to the Shareholders) at the registered office or at such other place or in such manner as is specified in the Notice convening the meeting or in any instrument of proxy or voting form sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and appointment of a proxy or the submission of a voting form which is not received in the manner so permitted shall be invalid.
23.4A Shareholder that is the holder of two (2) or more shares may appoint more than one (1) proxy to represent such Shareholder and vote on its behalf in respect of different shares.
23.5The decision of the chairman of any general meeting as to the validity of any appointment of a proxy or any voting form shall be final.
24.	Adjournment of General Meeting
24.1The chairman of a general meeting is entitled, at the request or with the authorisation of the Board, to adjourn a general meeting, while in session, for four (4) weeks. The chairman shall so adjourn the meeting at the request of one or more Shareholders

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representing at least one tenth (1/10) of the Share Capital in Issue. No general meeting may be adjourned more than once. Any adjournment of a general meeting shall cancel any resolution passed at such meeting prior to such adjournment.
24.2Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, which date, place and time will be publicly announced by the Company, Notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote at the meeting in accordance with these Articles. No business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place.

DIRECTORS AND OFFICERS

25.	Number of Directors

The Board shall consist of no fewer than three (3) Directors and no more than fifteen (15) Directors, with the number of Directors within that range being determined by the Board from time to time. Notwithstanding the foregoing, for so long as the Company has one Shareholder, the Board may consist of one Director or such other number of Directors as determined by such Shareholder.

26.	Election of Directors
26.1The Board or one or more Shareholders that together hold at least ten per cent (10%) of the Share Capital in Issue on the date of the Notice to the Company may nominate any person for election as a Director. Where any person, other than a person proposed for re- election or election as a Director by the Board, is to be nominated for election as a Director, Notice to the Company, complying with the requirements of this Article 26.1, must be given of the intention to nominate such person. Where a person is nominated for election as a Director other than by the Board:
(a)such Notice to the Company must set forth: (i) in respect of each person whom the Shareholder proposes to nominate for election as a Director, (A) the name, age, business address and residence address of each such person, (B) the principal occupation or employment of each such person, (C) the class or series and number of Shares owned beneficially or of record by each such person and (D) any other information relating to each such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to applicable laws or regulations or that the Company may reasonably request in order to determine the eligibility of each such person to serve as a Director; (ii) the name and record address of each Shareholder giving the Notice and the name and address of the beneficial owner, if any, on behalf of which the person is being nominated; and (iii) the class or series and number of Shares which are registered in the name of or beneficially owned by such Shareholder or beneficial owner (including any shares as to which any such Shareholder or beneficial owner has a right to acquire ownership at any time in the future); (iv) a description of all derivatives, swaps or other

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transactions or series of transactions engaged in, directly or indirectly, by such Shareholder or beneficial owner, the purpose or effect of which is to give such Shareholder or beneficial owner economic risk similar to ownership of Shares; and (v) a description of all agreements, arrangements, understandings or relationships between such Shareholder or beneficial owner and any other person or persons (including their names) in connection with the proposed nomination by such Shareholder and any material relationship between such Shareholder or beneficial owner and the person proposed to be nominated for election; and

(b)such Notice must be accompanied by a written consent of each person whom the Shareholder proposes to nominate for election as a Director to being named as a nominee and to serve as a Director if elected.
26.2Except as otherwise provided by law, the chairman of the general meeting at which Directors are to be elected shall have the power and duty to determine whether a proposal to elect Directors made by a Shareholder was made in accordance with this Article 26, and if any such proposal was not made in accordance with this Article 26, to declare that such proposal shall be disregarded.
26.3Except in the case of a vacancy in the office of Director filled by the Board, as provided for in Article 30, the Company may elect Directors by Ordinary Resolution. In a contested election where the number of persons validly proposed for election or re-election to the Board exceeds the number of seats to be filled on the Board at the applicable general meeting, Directors shall be elected by the votes cast by Shareholders present in person or by proxy at such meeting, such that the persons receiving the most affirmative votes (up to the number of Directors to be elected) shall be elected as Directors at such general meeting, and the affirmative vote of a simple majority of the votes cast by Shareholders present in person or by proxy at such meeting shall not be required to elect Directors in such circumstance. No Shareholder shall be entitled to cumulate its vote in such circumstance, but may only cast a vote for or against each candidate for each Share it owns.
27.	Classes of Directors

The Directors shall be divided into three (3) classes designated Class I, Class II and Class

III. The Board shall designate the Directors who will initially serve in each of Class I, Class II and Class III. Each class of Directors shall consist, as nearly as possible, of one third (1/3) of the total number of Directors constituting the entire Board.

28.	Term of Office of Directors

At the first general meeting which is held after the date of adoption of these Articles for the purpose of electing Directors, the Class I Directors shall be elected for an one (1) year term of office, the Class II Directors shall be elected for a two (2) year term of office and the Class III Directors shall be elected for a three (3) year term of office. At each succeeding annual general meeting, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three (3) year term of office. If the number of Directors is changed,

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any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of Directors in each class as near to equal as possible, and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office. A Director shall hold office until the annual general meeting for the year in which his or her term expires, subject to his or her office being vacated pursuant to Article 30.

29.	Removal of Directors
29.1The mandate of any Director may be terminated, at any time and with or without cause, by the general meeting of Shareholders by means of an Ordinary Resolution in favour of such termination.
29.2If a Director is removed from the Board under Article 29.1, the Shareholders may by means of an Ordinary Resolution fill the vacancy at the meeting at which such Director is removed, provided that any nominee for the vacancy who is proposed by Shareholders shall be proposed in accordance with Article 26.1.
30.	Vacancy in the Office of Director
30.1	The office of Director shall be vacated if the Director:
(a)is removed from office pursuant to these Articles or is prohibited from being a Director by law;
(b)is or becomes bankrupt, or makes any arrangement or composition with his or her creditors generally;
(c)	is or becomes of unsound mind or dies; or
(d)	resigns his or her office by Notice to the Company.
30.2The Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring for any reason other than where the appointment of a Director to fill a vacancy has been made by the Shareholders in accordance with Article 29.2. A Director so appointed shall be appointed to the class of Directors that the Director he or she is replacing belonged to, provided that such Director shall hold office only until ratification by the Shareholders of his or her appointment at the next following general meeting and, if such general meeting does not ratify the appointment, such Director shall vacate his or her office at the conclusion thereof.
31.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Board subject to ratification by Shareholders at a general meeting of Shareholders. Such remuneration shall be deemed to accrue from day to day. Any Director who holds an executive office (including for this purpose the office of Chairman) or who serves on any Board committee, or who otherwise performs services that in the opinion of the Board are outside the scope of the ordinary duties of a director, may be paid such additional remuneration for such additional services as the Board

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may determine. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from Board meetings or general meetings, or in connection with the business of the Company or their duties as Directors generally.

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32.	Directors to Manage Business

The business of the Company shall be managed and conducted by or under the direction of the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the Company in a general meeting.

33.	Powers of the Board of Directors

Without limiting the powers of the Board as described in Article 32, the Board shall represent and bind the Company vis-à-vis third parties and may:

(a)appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;
(b)exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may authorise the issuance by the Company of debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;
(c)appoint one or more persons to the office of chief executive officer of the Company, who shall, subject to the Control of the Board, supervise and administer all of the general business and affairs of the Company;
(d)appoint a person to act as manager of the Company’s day-to-day business (délégué à la gestion journalière) and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the management and conduct of such daily management and affairs of the Company;
(e)by power of attorney, appoint any one or more persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)delegate any of its powers (including the power to sub-delegate) to one or more committees of one or more persons appointed by the Board which may consist partly of non- Directors, provided that every such committee shall consist of a majority of the Directors and shall conform to such directions as the Board shall impose on them, and the meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, so far as the same are applicable and are

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not superseded by directions imposed by the Board;
(g)delegate any of its powers (including the power to sub-delegate) to any person(s) on such terms and in such manner as the Board may see fit (not exceeding those vested in or exercisable by the Board);
(h)present any petition and make any application in connection with the liquidation or reorganisation of the Company, take any action, both as plaintiff and as defendant before any court, obtain any judgments, decrees, decisions, awards and proceed therewith to execution, acquiesce in settlement, compound and compromise any claim in any manner determined by the Board to be in the interest of the Company;
(i)in connection with the issue of any Share, pay such commission and brokerage as may be permitted by law;
(j)subject to the provisions of Article 31, provide benefits, whether by way of pensions, gratuities or otherwise, for any Director, former Director or other officer or former officer of the Company or to any person who holds or has held any employment with the Company or any of its Subsidiaries or associated companies or any predecessor of the Company or of any such Subsidiary or associated company and to any member of his or her family or any person who is or was dependent on him or her, and may set up, establish, support, alter, maintain and continue any scheme for providing all or any such benefits, and for such purposes any Director may be, become or remain a member of, or rejoin, any scheme and receive or retain for his or her own benefit all benefits to which such Director may be or become entitled thereunder, and the Board may authorise the payment out of the funds of the Company of any premiums, contributions or sums payable by the Company under the provisions of any such scheme in respect of any of the persons described in this Article 33(j); and

(k)authorise any person or persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.
34.	Interested Directors
34.1No contract or transaction between the Company and one or more of its Directors, or between the Company and any other person in which its Director has a direct or indirect financial interest conflicting with that of the Company, shall be void or voidable solely for this reason, or solely because the Director is present at the meeting of the Board or Board committee that authorizes the contract or transaction so long as the provisions of this Article 34 are observed.
34.2If a Director has a direct or indirect financial interest in any contract or transaction to which the Company will be party, such interested Director shall advise the Board thereof, cause a record of his or her statement to be included in the minutes of the meeting, and may not take part in the deliberations of the Board or any Board committee with respect to such contract or transaction.

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34.3If one or more Directors are prevented from participating in the deliberations of the Board or of a Board committee by reasons of a direct or indirect financial interest in a contract or transaction, the required quorum for the deliberations on the relevant item will be two (2) non-conflicted Directors present in person at the meeting and the required vote for decisions on such item to be approved by the Board or the Board committee will be the majority of the non-conflicted Directors or the majority of the non-conflicted members of the Board committee, in each case, present in person (or by representation in accordance with Article 40.2) at the meeting; provided that, if there are only two non-conflicted Directors, the affirmative vote of both will be required. To the extent the quorum cannot be reached at the level of a Board committee, the decision shall be referred by the Board committee to the Board.

To the extent the quorum cannot be reached at the level of the Board, the Board may decide to refer the decision on such item to the general meeting of Shareholders to be approved by means of an Ordinary Resolution. If the Board consists of one Director in accordance with the provisions of Article 25, and such Director is a conflicted Director, the decision shall be referred by this Director to the general meeting of Shareholders to be approved by means of an Ordinary Resolution.

34.4The provisions of this Article 34 shall not apply to any contract or transaction that is within the ordinary course of business of the Company or its Subsidiaries and is entered into on an arms’ length basis under market conditions.
35.	Competition and Corporate Opportunities
35.1In recognition and anticipation that members of the Board who are not employees of the Company (the “Non-Employee Directors”) and their respective Affiliates and Affiliated Entities may engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage or other business activities that overlap with or compete with those in which the Company, directly or indirectly, engages, the provisions of this Article 35 are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve any of the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Company and its Directors and Officers in connection therewith.
35.2For purposes of this Article 35 (a) “Affiliate” means, in respect of each (i) Non- Employee Director, any person that, directly or indirectly, is Controlled by such Non-Employee Director (other than the Company and any entity that is Controlled by the Company), and (ii) in respect of the Company, any person that, directly or indirectly, is Controlled by the Company; and (b) “Affiliated Entity” means (i) any person of which a Non-Employee Director serves as an officer, director, employee, agent or other representative (other than the Company and any person that is Controlled by the Company), (ii) any direct or indirect partner, shareholder,

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member, manager or other representative of such person or (iii) any affiliate of any of the foregoing.

35.3No Non-Employee Director (including any Non-Employee Director who serves as an officer of the Company in both his or her director and officer capacities) or his or her Affiliates or Affiliated Entities (such persons being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (a) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (b) otherwise competing with the Company or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Company or its Shareholders or to any Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities.
35.4To the fullest extent permitted by law, the Company, on behalf of itself and its Affiliates, hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates, except as provided in Article 35.5. Subject to Article 35.5, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Company or its Shareholders or to any Affiliate of the Company for breach of any fiduciary duty as a shareholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another person.
35.5The Company does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Company) if such opportunity is expressly offered to such person solely in his or her capacity as a Director or Officer of the Company, and the provisions of Article 35.4 shall not apply to any such corporate opportunity.

35.6In addition to and notwithstanding the foregoing provisions of this Article 35, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Company or any of its Affiliates if it is a business opportunity that (a) the Company or its Affiliates are unable, financially or legally, or not contractually permitted to undertake, (b) from its nature, is not in the line of the Company’s or its Affiliates’ business or is of no practical advantage to the Company or its Affiliates or (c) is one in which the Company or its Affiliates

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has no interest or reasonable expectancy.
35.7To the fullest extent permitted by applicable law, any person purchasing or otherwise acquiring any interest in any Shares shall be deemed to have Notice of and to have consented to the provisions of this Article 35.
36.	Appointment of Chairman and Secretary
36.1A Chairman may be appointed by the Board from among its members from time to time for such term as the Board deems fit. Unless otherwise determined by the Board, the Chairman shall preside at all meetings of the Board and of the Shareholders. In the absence of the Chairman from any meeting of the Board or of the Shareholders, the Board shall designate an alternative person to serve as the chairman of such meeting.
36.2A Secretary may be appointed by the Board from time to time for such term as the Board deems fit. The Secretary need not be a Director and shall be responsible for (a) sending convening Notices of general meetings as per the instruction of the Board, (b) calling Board meetings as per the instruction of the Chairman, (c) keeping the minutes of the meetings of the Board and of the Shareholders and (d) any other duties entrusted from time to time to the Secretary by the Board.
37.	Appointment, Duties and Remuneration of Officers
37.1The Board may appoint such Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit.
37.2The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be designated by resolution of the Board from time to time.
37.3	The Officers shall receive such remuneration as the Board may determine.
38.	Indemnification of Directors and Officers
38.1The Directors, Chairman, Secretary and other Officers (such term to include any person appointed to any committee by the Board) acting in their capacities as such or, at the request of the Company, as a director, officer, employee or agent of another person, including any Subsidiary of the Company, or as the liquidator or trustee (if any) for the Company or any Subsidiary thereof, and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each, an “Indemnified Party”), shall, to the extent possible under applicable law, be indemnified and held harmless by the Company from and against all actions, costs, charges, losses, damages and expenses which any of them incur or sustain by or by reason of any act performed or omitted to be performed by any Director, Chairman, Secretary or Officer in their capacities as such or in the other capacities described above, and, to the extent possible under applicable law, no Director, Chairman, Secretary or Officer shall be liable for the actions, omissions or defaults of any other Indemnified Party, or for the actions of any advisors to the Company or any other persons, including financial institutions, with which any moneys or assets belonging to the Company are lodged or deposited for safe custody, or for

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insufficiency or deficiency of any security received by the Company in respect of any of its moneys or assets, or for any other loss, misfortune or damage which may happen in the course of their serving as a Director, Chairman, Secretary or Officer of the Company or, at the request of the Company, as a director, officer, employee or agent of another person, including any Subsidiary of the Company, or as the liquidator or trustee (if any) for the Company or any Subsidiary thereof, or in connection therewith, provided that these indemnity and exculpation provisions shall not extend to any matter in respect of any fraud or dishonesty, gross negligence, wilful misconduct or action giving rise to criminal liability in relation to the Company which may attach to any of the indemnified parties. Each Shareholder agrees to waive any claim or right of action such Shareholder might have, whether individually or by or in the right of the Company, against any Director, Chairman, Secretary or Officer on account of any action taken by such person, or the failure of such person to take any action in the performance of his or her duties with or for the Company or, at the request of the Company, any other person, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty, gross negligence, wilful misconduct or action giving rise to criminal liability in relation to the Company which may attach to such person.

38.2The Company may, to the extent possible under applicable law, purchase and maintain insurance for the benefit of any Director or Officer against any liability (to the extent permitted by law) incurred by him or her under the Act in his or her capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any Subsidiary thereof.
38.3The Company may, to the extent possible under applicable law, advance moneys to an Indemnified Party for the costs, charges and expenses incurred by such Indemnified Party in defending any civil or criminal proceedings against such person, on condition that such Indemnified Party shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against such person.
38.4The rights conferred on indemnified parties under this Article 38 are contract rights, and any right to indemnification or advancement of expenses under this Article 38 shall not be eliminated or impaired by an amendment to these Articles after the occurrence of the act or omission with respect to which indemnification or advancement of expenses is sought.
38.5The Company is authorised to enter into agreements with any Indemnified Party providing indemnification or advance of expenses rights to any such person, to the extent possible under applicable law.
39.	Binding Signatures

Towards third parties, the Company is in all circumstances committed either by the joint signatures of any two (2) Directors irrespective of their class or by the sole signature of the

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delegate of the Board acting within the limits of his or her powers.

MEETINGS OF THE BOARD OF DIRECTORS

40.	Board Meetings
40.1The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Each Director shall have one (1) vote, and a resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes, the resolution shall fail and the Chairman of the meeting shall not have a casting vote.
40.2Each Director present at a meeting of the Board shall, in addition to his or her own vote, be entitled to one (1) vote in respect of each other Director not present at the meeting who shall have authorised such Director in respect of such meeting to vote for such other Director in the absence of such other Director.
40.3Any such authority may relate generally to all meetings of the Board or to any specified meeting or meetings and must be in writing and may be sent by mail, facsimile or electronic mail (with customary proof of confirmation that such Notice has been transmitted) or any other means of communication approved by the Board and may bear a printed or facsimile signature of the Director giving such authority. The authority must be delivered to the Company for filing prior to or must be produced at the meeting at which a vote is to be cast pursuant thereto.
41.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time convene a Board meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by mail or facsimile or electronic mail (with customary proof of confirmation that such Notice has been transmitted) at such Director's last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

42.	Participation by telephone or video conference

Directors may participate in any meeting by video conference or by such telephonic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously, and such participation in a meeting shall constitute presence in person at such meeting.

43.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a Board meeting shall be two (2) Directors present in person. If the Board consists of one Director in accordance with the provisions of Article 25, the quorum shall be one Director.

44.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number, provided that, if the

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number of Directors is less than the number fixed by the Act as the minimum number of directors, the continuing Director(s) shall, on behalf of the Board, summon a general meeting for the purpose of appointing new Directors to fill the vacancies or for the purpose of adopting any measures within the competence of the general meeting.

45.	Written Resolutions

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a Board meeting duly called and constituted, such resolution to be effective on the date on which the resolution is signed by the last Director.

46.	Validity of Acts of Directors

All actions taken at any meeting of the Board or by any Director, notwithstanding that it is subsequently discovered that there was a defect in the appointment of a Director or that a Director was disqualified from holding office or had vacated office, shall be as valid as if such Director had been duly appointed, was qualified or had continued to be a Director and had been entitled to take any such action.

CORPORATE RECORDS

47.	Minutes of the Meetings of the Shareholders
47.1The minutes of general meetings of Shareholders shall be drawn up and shall be signed by the Chairman of the general meeting.
47.2Copies of or extracts from the minutes of the general meeting of Shareholders may be certified by the Chairman or the Secretary.
48.	Minutes of the Meetings of the Board

The minutes of any meeting of the Board, or extracts thereof, shall be signed by the Chairman or any Director who participated in the meeting.

49.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Articles shall be kept by the Secretary at the registered office of the Company.

50.	Service of Notices
50.1A Notice (including a Notice convening a general meeting) or any other document to be served or delivered by the Company to Shareholders pursuant to these Articles may be served on or delivered to any Shareholder by the Company:
(a)by hand delivery to such Shareholder or its authorised agent (and in the case of a Notice convening a general meeting, only if such Shareholder has individually agreed to receive Notice in such manner);
(b)by mailing such Notice or document to such Shareholder at its address as recorded in the Register of Shareholders (and in the case of a Notice convening a general meeting, only if such Shareholder has individually agreed to receive Notice in such manner);
(c)by facsimile telecommunication, when directed to a number at which such Shareholder has individually consented in writing to receive Notices or documents from the

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Company (including a Notice convening a general meeting);
(d)by electronic mail, when directed to an electronic mail address at which such Shareholder has individually consented in writing to receive Notice or documents from the Company (including a Notice convening a general meeting); or

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(e)by registered letter to such Shareholder at its address as recorded in the Register of Shareholders in respect of a Notice convening a general meeting in circumstances where a Shareholder has not individually consented to receiving Notice by other means of communication.
50.2Where a Notice or document is served or delivered pursuant to Article 50.1(a), the service or delivery thereof shall be deemed to have been affected at the time such Notice or document was delivered to the Shareholder or its authorised agent.
50.3Where a Notice or document is served or delivered pursuant to Article 50.1(b), service or delivery thereof shall be deemed to have been affected at the expiration of forty-eight

(48) hours after such Notice or document was mailed. In proving service or delivery it shall be sufficient to prove that the envelope containing such Notice or document was properly addressed, stamped and mailed.

50.4Where a Notice or document is served or delivered pursuant to Article 50.1(c) or Article 50.1(d), service or delivery thereof shall be deemed to be affected at the time the facsimile or electronic mail was sent, as evidenced by the records of the Company generated at such time and available to the recipient of such electronically transmitted Notice or document upon its request.
50.5Without prejudice to the provisions of Articles 50.1(b) and 50.3, if at any time by reason of the suspension or curtailment of postal services within Luxembourg, the Company is unable to convene a general meeting by Notices sent through the mail, a general meeting may be convened by a Notice advertised in at least one (1) leading national daily newspaper in Luxembourg, filed with the register of commerce and companies and published on the Recueil Electronique des Sociétés et Associations at least fifteen (15) days before the affected general meeting. In such case, such Notice shall be deemed to have been duly served on all Shareholders entitled thereto at noon on the day on which such advertisement shall appear. In any such case the Company shall send, from Luxembourg or elsewhere (as the Board in its opinion considers practical), confirmatory copies of the Notice convening the general meeting at least eight (8) days before the meeting by mail (or by facsimile or electronic mail in the case of Shareholders that have consented in writing to receive Notices by facsimile or electronic mail as described in Article 50.1(c) and Article 50.1(d)) to those Shareholders the registered addresses of which are outside Luxembourg or are in areas of Luxembourg unaffected by such suspension or curtailment of postal services. If at least eight (8) days prior to the time appointed for the holding of the general meeting, the mailing of Notices to Shareholders in Luxembourg, or any part thereof that was previously affected, has again (in the opinion of the Board) become practical, to the extent such Shareholders have not received Notices convening such meeting by facsimile or electronic mail, the Company shall send confirmatory copies of the Notice by mail to such

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Shareholders. The accidental omission to give any such confirmatory copy of a Notice of a general meeting to, or the non-receipt of any such confirmatory copy by, any Shareholder (whether by mail or, if applicable, facsimile or electronic mail) shall not invalidate the proceedings at such general meeting, and no proof need be given that this formality has been complied with.

50.6Notwithstanding anything contained in this Article 50, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Luxembourg.

FINANCIAL YEAR

51.	Financial Year

The first full financial year of the Company shall begin on 1 January and all financial years of the Company shall end on 31 December in each year.

AUDITOR

52.	Appointment of Auditor
52.1The operations of the Company shall be supervised by one or several approved statutory auditors (réviseur(s) d'entreprises agréé) as applicable.
52.2Subject to the Act, the Shareholders shall appoint the auditor(s) selected by the audit committee of the Company to hold office for such term as the Shareholders deem fit but not exceeding six (6) years or until a successor is appointed. The auditor shall be eligible for re-appointment.

52.3The Auditor may be a Shareholder but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

VOLUNTARY WINDING-UP AND DISSOLUTION

53.	Winding-Up
53.1The Company may be dissolved at any time by the Shareholders by means of a Special Resolution. In the event of dissolution of the Company, liquidation shall be carried out by one or more liquidators, who may be natural or legal persons, appointed by the general meeting, which shall determine the powers and remuneration of such liquidators.
53.2If the Company shall be dissolved and the assets available for distribution among the Shareholders shall be insufficient to repay the total paid up share capital of the Shares, such     assets shall be (a) first distributed to the holder(s) of Preferred Shares which will first, and in priority to any entitlement of the Ordinary Shareholder(s), be entitled to an amount equal to their redemption value as calculated in accordance with Article 8.6 (b) then distributed to the holders of Ordinary Shares in proportion to the number of Ordinary Shares held by them, without regard to the par value of their Shares. If in a dissolution the assets available for distribution among the Shareholders shall be more than sufficient to repay the total paid up share capital of Shares at

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the commencement of the dissolution, the excess shall be distributed among the Shareholders in proportion to the number of Shares held by them at the commencement of the dissolution, without regard to the par value of their Shares
53.3The liquidator may, with the sanction of the Shareholders by means of an Ordinary Resolution, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided as aforesaid and, subject to these Articles and the rights attaching to each Share, may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The determinations of the liquidator in respect of the distributions described in Article 53.2 and this Article 53.3 shall be final.

CHANGES TO CONSTITUTION

54.	Changes to Articles
54.1No Article may be rescinded, altered or amended and no new Article may be made save in accordance with the Act and until it has been approved by the Shareholders by means of a Special Resolution or approved by the Board in accordance with these Articles.
55.	Governing Law
55.1All matters not governed by these Articles shall be determined in accordance with the laws of Luxembourg.
55.2Notwithstanding anything contained in these Articles, the provisions of these Articles are subject to any applicable law and legislation, including the Act, except where these Articles contain provisions which are stricter than those required pursuant to any applicable law and legislation, including the Act.
55.3Should any clause of these Articles be declared null and void, this shall not affect the validity of the other clauses of these Articles.
55.4In the case of any divergences between the English and the French text, the English text will prevail.

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SUIT LA TRADUCTION FRANÇAISE DU TEXTE QUI PRÉCÈDE :

TABLE DES MATIÈRES

INTERPRÉTATION40

1.	Définitions40

FORME, DÉNOMINATION, DURÉE ET SIÈGE SOCIAL42

2.	Forme et dénomination42
3.	Durée42
4.	Siège social42

OBJET SOCIAL43

5.	Objet social43

ACTIONS44

6.	Capital social44
7.	Pouvoir d’émettre des Actions44
8.	Pouvoir de la Société d’acheter ou autrement d’acquérir ses propres Actions45
9.	Suspension et/ou renonciation au droit de vote ; Vote par des détenteurs en incapacité de voter47
10.	Déclarations d’actionnariat48

ENREGISTREMENT DES ACTIONS48

11.	Registre des Actionnaires48
12.	Transfert des Actions49
13.	Transmission obligatoire des Actions49

MODIFICATION DU CAPITAL SOCIAL53

14.	Pouvoir de modifier le Capital53

DIVIDENDES, AUTRES DISTRIBUTIONS ET RÉSERVE LÉGALE53

15.	Dividendes et autres distributions53
16.	Réserve légale55

ASSEMBLÉES DES ACTIONNAIRES55

17.	Assemblées générales55
18.	Date de clôture des registres pour l’Avis aux Actionnaires ; Vote55
19.	Convocation des assemblées générales55
20.	Participation par téléphone ou visioconférence57
21.	Quorum aux assemblées générales57

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22.	Vote sur les résolutions ordinaires et spéciales57
23.	Procuration57
24.	Ajournement des assemblées générales58

ADMINISTRATEURS ET DIRIGEANTS58

25.	Nombre d’Administrateurs58
26.	Élection des Administrateurs58
27.	Catégories d’Administrateurs60
28.	Durée du mandat des Administrateurs60
29.	Révocation des Administrateurs60
30.	Vacance d’un poste d’Administrateur61
31.	Rémunération des Administrateurs61
32.	Administrateurs pour gérer les activités61
33.	Pouvoirs du Conseil d’administration61

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34.	Administrateurs ayant un intérêt63
35.	Concurrence et opportunités d’affaires64
36.	Nomination du Président et du Secrétaire65
37.	Désignation, fonctions et rémunération des Dirigeants66
38.	Couverture des Administrateurs et des Dirigeants66
39.	Pouvoirs de signature67

RÉUNIONS DU CONSEIL D’ADMINISTRATION67

40.	Réunions du Conseil67
41.	Avis de convocation aux réunions du Conseil68
42.	Participation par téléphone ou visioconférence68
43.	Quorum aux réunions du Conseil68
44.	Poursuite du Conseil en cas de vacance de poste68
45.	Résolutions écrites68
46.	Validité des actes des Administrateurs69

DOCUMENTS DE LA SOCIÉTÉ69

47.	Procès-verbaux des assemblées des Actionnaires69
48.	Procès-verbaux des réunions du Conseil69
49.	Lieu de conservation des documents de la Société69
50.	Envoi des Avis69

EXERCICE SOCIAL71

51.	Exercice social71

RÉVISEUR71

52.	Nomination du Réviseur d’Entreprises71

DISSOLUTION ET LIQUIDATION VOLONTAIRE71

53.	Dissolution71

MODIFICATIONS STATUTAIRES72

54.	Modifications des Statuts72
55.	Droit applicable72

INTERPRÉTATION

1.	Définitions
1.1Dans les présents Statuts, les mots et les expressions ci-après, sauf incompatibilité avec le contexte, ont la signification qui leur est respectivement

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attribuée ci- dessous :

Acquéreur a la signification qui lui est attribuée à l’Article 13.1 ;

Expert de l’Acquéreur a la signification qui lui est attribuée à l’Article 13.1 ;

Prix d’Achat de l’Acquéreur a la signification qui lui est attribuée à l’Article 13.2 ;

Loi désigne la loi modifiée luxembourgeoise du 10 août 1915 concernant les sociétés commerciales ;

Affilié désigne, par rapport à une personne, toute personne qui, directement ou indirectement, Contrôle la première personne, est Contrôlée par celle-ci ou est placée sous le même Contrôle que cette première personne ;

Statuts désigne les présents statuts, tels que modifiés de temps en temps conformément à l’Article 54 ;

Avis au Titre de l’Article 13 a la signification qui lui est attribuée à l’Article 13.1 ;

Réviseur d’Entreprises désigne un ou plusieurs réviseurs d’entreprises indépendants, nommés conformément aux présents Statuts et comprend une personne physique, une société ou une société de personnes ;

Conseil désigne le conseil d’administration désigné ou élu de temps en temps en vertu des présents Statuts ;

Président désigne le président du Conseil ;

Jours Francs désigne, par rapport au délai d’un avis, le délai qui exclut le jour où l’avis été donné ou est réputé avoir été donné, et le jour pour lequel il est donné ou auquel il doit prendre effet ;

Société désigne la société pour laquelle les présents Statuts ont été approuvés et confirmés ;

Avis d’Acquisition Obligatoire a la signification qui lui est attribuée à l’Article 13.2 ;

Contrôle désigne, par rapport à toute personne, la possession directe ou indirecte par une autre personne du pouvoir d’orienter ou d’influer sur l’orientation de la gestion et des politiques de cette première personne, que ce soit par la possession de titres avec droit de vote, par contrat ou autrement ;

Dépositaire a la signification qui lui est attribuée à l’Article 11.4 ;

Administrateur désigne un administrateur de la Société ;

EUR désigne la monnaie unique des États membres participants de l’Union européenne et la monnaie légale actuelle du Luxembourg ;

Juste Valeur de Marché a la signification qui lui est attribuée à l’Article 8.6 ; Partie Couverte a la signification qui lui est attribuée à l’Article 38.1 ; Luxembourg a la signification qui lui est attribuée à l’Article 4.1 ;

Actions Nouvelles a la signification qui lui est attribuée à l’Article 7.3 ;

Avis désigne toute notification écrite telle que prévue dans les présents Statuts, sauf indication contraire expresse ;

Avis d’Opposition a la signification qui lui est attribuée à l’Article 13.3 ;

Avis à la Société désigne toute notification écrite adressée au Secrétaire ou à un autre dirigeant identifié par la Société aux Actionnaires, remise au siège social de la Société en mains propres ou par courrier, ou à la Société par télécopie ou par courrier électronique (avec la preuve de confirmation usuelle que ladite notification a été transmise) ;

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Dirigeant désigne toute personne désignée à titre de dirigeant de la Société par le Conseil, disposant des droits, pouvoirs et fonctions attribués par résolution du Conseil conformément à l’Article 37 ;

Résolution Ordinaire désigne une résolution adoptée lors d’une assemblée générale ordinaire (y compris, l’assemblée générale annuelle) aux conditions de quorum prévues à l’Article 21.1 et de majorité prévues à l’Article 22.1 ;

Actions Ordinaires désigne les Actions ordinaires de la Société assorties des droits et obligations prévus dans les Statuts ;

Actions Préférentielles désigne les actions préférentielles rachetables de la Société sans droits de vote et assorties des droits et obligations prévus dans les Statuts ;

Prix d’Achat a la signification qui lui est attribuée à l’Article 13.3 ;

Registre des Actionnaires désigne le registre des actionnaires visé aux présents Statuts ; Expert des Détenteurs Restants a la signification qui lui est attribuée à l’Article 13.3 ; Détenteurs Restants a la signification qui lui est attribuée à l’Article 13.1 ;

Actions Restantes a la signification qui lui est attribuée à l’Article 13.1 ;

Secrétaire désigne la personne nommée par le Conseil comme secrétaire de la Société, y compris tout secrétaire général ou adjoint et toute personne nommée par le Conseil pour exercer l’une des fonctions énoncées à l’Article 34.2 et expressément confiées au Secrétaire par résolution ;

Actions a la signification qui lui est attribuée à l’Article 6.1 ;

Capital Social Émis désigne la somme de la valeur nominale globale des Actions émises, en considérant la valeur nominale respective de chaque Action ;

Actionnaire désigne toute personne inscrite au Registre des Actionnaires comme détenteur d’Actions de la Société ;

Résolution Spéciale désigne une résolution adoptée lors d’une assemblée générale extraordinaire aux conditions de quorum prévues à l’Article 21.2 et de majorité prévues à l’Article 22.2 ;

Filiale désigne toute entité dotée de la personnalité juridique ou non dans laquelle une autre personne (a) détient la majorité des droits de vote des actionnaires ou des associés ou (b) a le droit de nommer ou de révoquer la majorité des membres de l’organe d’administration, de direction ou de surveillance tout étant actionnaire ou associé de cette entité ; et

Action Propre désigne une Action qui a été ou est traitée comme ayant été acquise et détenue par la Société et qui a été détenue (ou est traitée comme ayant été détenue) par la Société sans interruption depuis son acquisition, et n’ayant pas été annulée.

1.2	Dans les présents Statuts, sauf incompatibilité avec le contexte :
(a)	le singulier englobe le pluriel et vice-versa ;
(b)	le masculin englobe le féminin et vice-versa ;
(c)	le terme :
(i)	« peut » doit s’interpréter comme accordant une permission ;
(ii)	« doit » doit être interprété comme imposant une obligation ; et
(iii)	« y compris » est réputé être suivi des mots « de manière non limitative

» ;

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(d)toute référence visant des dispositions légales sera réputée comprendre toute modification ou la ré-adoption de celles-ci ;
(e)si la numérotation des Articles de la Loi est modifiée ultérieurement, toute référence faite à un article donné de la Loi dans les présents Statuts sera réputée remplacée par la nouvelle numérotation ;
(f)	le mot « société » désigne une personne morale ; et
(g)le mot « personne » désigne toute personne physique, société, société de personnes, joint-venture, société à responsabilité limitée, trust ou toute autre organisation dotée ou non de la personnalité juridique ou toute autre entité, y compris, une entité ou autorité gouvernementale ; et
(h)Sauf dispositions contraires des présentes, les mots et les expressions qui sont utilisés dans les présents Statuts et définis dans la Loi ont la même signification dans les présents Statuts que dans la Loi.
1.3Dans les présents Statuts, les expressions se rapportant aux écrits doivent, sauf incompatibilité avec le contexte, comprendre les télécopies, les impressions, la lithographie, les photos, les courriers électroniques ou d’autres modes de représenter les mots sous forme visible.
1.4Les rubriques utilisées aux présents Statuts sont uniquement destinées à en faciliter la lecture et ne doivent pas être employées ou invoquées dans l’interprétation des Statuts.

FORME, DÉNOMINATION, DURÉE ET SIÈGE SOCIAL

2.	Forme et dénomination

La dénomination légale de la Société est « Ardagh Metal Packaging S.A. », laquelle est une société anonyme.

3.	Durée

La Société est constituée pour une durée illimitée.

4.	Siège social
4.1Le siège social de la Société est établi à Luxembourg-Ville, Grand-Duché de Luxembourg (« Luxembourg »). Il peut être transféré dans le territoire luxembourgeois par décision du Conseil, lequel peut modifier les présents Statuts en conséquence.
4.2Au cas où le Conseil estimerait que des évènements extraordinaires d’ordre politique ou militaire de nature à compromettre l’activité normale de la Société au siège social ou la communication aisée avec ce siège ou de ce siège avec l’étranger se sont produits ou sont imminents, il pourra transférer provisoirement le siège social à l’étranger jusqu’à cessation complète de ces circonstances anormales. Cette mesure temporaire ne pourra toutefois avoir d’effet sur la nationalité de la Société, laquelle, nonobstant ce transfert provisoire de son siège social, restera une société de nationalité luxembourgeoise. Ces mesures temporaires seront prises par le Conseil et notifiées aux Actionnaires.

OBJET SOCIAL

5.	Objet social
5.1L’objet social de la Société est de détenir, directement ou indirectement,

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des titres de participation ou d’autres droits dans d’autres personnes, y compris ses Filiales, et de prendre toutes les mesures nécessaires ou utiles à la réalisation de l’objet social.
5.2	La Société a le pouvoir d’accomplir les actes suivants :
(a)acquisition, détention, gestion et cession, sous quelque forme que ce soit et par tout moyen, directement ou indirectement de participations, de droits et d’intérêts et d’obligations dans des sociétés, des sociétés de personnes ou d’autres entités dotées ou non de la personnalité juridique, luxembourgeoises ou non ;
(b)acquisition par achat, souscription, reprise ou de toute autre manière et transfert par vente, échange ou de toute autre façon de titres de participation, d’obligations, de certificats de créance, de titres obligataires ou d’autres titres ou instruments financiers de quelque nature que ce soit et les contrats y afférents ou connexes ;
(c)la propriété, l’administration, le développement et la gestion d’un portefeuille d’actifs, y compris des actifs immobiliers et les actifs visés aux paragraphes (a) et (b) du présent Article 5.2 ;
(d)la détention, l’acquisition, la cession, le développement, l’octroi d’une licence ou sous-licences et la gestion de, ou l’investissement dans, tout brevet ou autre droit de propriété intellectuelle de quelque nature ou origine que ce soit, ainsi que les droits en découlant ;
(e)l’émission de titres de créance et de participation en toute devise et sous quelque forme que ce soit, y compris par :
(i)	l’émission d’actions, de titres obligataires, d’obligations, de certificats de créance ou de toute autre forme de titre de créance ou de participation et de n’importe quelle manière, que ce soit par voie de placement privé, d’offre publique ou autrement ; et
(ii)	l’emprunt à un tiers, y compris les banques, les établissements financiers ou toute autre personne affiliée ou non à la Société ;
(f)dans les limites permises par la loi luxembourgeoise, la disposition de toute forme de financement par capitaux propres ou par emprunt ou toute autre forme d’aide financière en quelque devise que ce soit qui est financée ou non par l’une des méthodes mentionnées au paragraphe (e) du présent Article 5.2 et subordonnée ou non à toute personne, y compris aux Filiales de la Société, Affiliés et/ou à toute personne pouvant ou non être Actionnaire ou Affilié de la Société ;
(g)l’octroi de garanties (y compris ascendantes et transversales) ou la constitution de toute forme de sûreté sur tout ou partie de ses actifs pour garantir ses propres obligations ou les obligations et engagements de toute autre société ou personne qui peut ou non être Actionnaire ou Affilié et, de manière générale, en sa faveur et/ou en faveur de toute autre personne qui peut ou non être Actionnaire ou Affilié de la Société ; et
(h)prendre toute mesure conçue ou destinée à protéger la Société contre les risques de crédit, de change, de taux d’intérêts ou d’autres risques.
5.3L’objet et les pouvoirs définis dans le présent Article 5 doivent être

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interprétés dans le sens le plus large possible. Les opérations et accords conclus par la Société qui ne sont pas incompatibles avec l’objet et les pouvoirs qui précèdent seront réputés relever du champ d’application dudit objet et desdits pouvoirs.

ACTIONS

6.	Capital social
6.1Le capital social autorisé de la Société est fixé à un milliard d’euros (1.000.000.000 EUR), divisé en maximum cent milliards (100.000.000.000) d’actions, représentées par des Actions Ordinaires et des Actions Préférentielles.
6.2Le Capital Social Émis de la Société s’élève à deux cent cinquante-cinq millions neuf cent soixante-quinze mille sept cent cinquante-et-un euros et quatre-vingt-six centimes d’euros (255.975.751.86 EUR) représenté par :

- cinq cent quatre-vingt-dix-sept millions cinq cent soixante-quinze mille trois cent vingt-deux (597.575.322) Actions Ordinaires d’une valeur nominale d’un centime d’euro (0,01 EUR) chacune, et

- cinquante-six millions trois cent six mille trois cent six (56.3063306) Action Préférentielle d’une valeur nominale de quatre euros et quarante-quatre centimes (4,44 EUR) chacune.

6.3La Société peut émettre des Actions supplémentaires conformément aux présents Statuts.
6.4Les Actions Ordinaires sont des actions avec droit de vote de la Société, chacune conférant une voix. Les Actions Préférentielles sont des actions sans droit de vote de la Société, sauf lorsque la Loi l’exige impérativement, auquel cas chaque Action Préférentielle confèrera une voix indépendamment de sa valeur nominale.
6.5Toutes les Actions Préférentielles sont émises sous forme d’actions rachetables et sont rachetables à la seule discrétion de la Société à la date fixée par le Conseil. Les détenteurs d’Actions Préférentielles n’ont pas le droit de demander le rachat de leurs Actions Préférentielles. Sans préjudice des conditions prévues par la Loi, les Actions Préférentielles seront rachetées conformément à l’article 8 moyennant signification d’un Avis (l’« Avis de Rachat ») au propriétaire des Actions Préférentielles devant être rachetées, précisant les Actions Préférentielles à racheter, le prix d’achat à payer pour ces Actions Préférentielles et le lieu où le prix d’achat de ces Actions Préférentielles doit être payé. Immédiatement après la fermeture des bureaux à la date spécifiée dans l’Avis de Rachat, ce détenteur cessera d’être le détenteur des Actions Préférentielles spécifiées dans cet Avis de Rachat et son nom sera rayé du Registre des Actionnaires en tant que détenteur de ces Actions Préférentielles. Ce détenteur cessera d’avoir tout droit en tant qu’Actionnaire en lien avec des Actions Préférentielles à racheter à partir de la date spécifiée dans l’Avis de Rachat
7.	Pouvoir d’émettre des Actions
7.1Sous réserve des dispositions de la Loi, toute Action peut être émise au pair ou à prime et être assortie des droits et/ou restrictions, que ce soit en ce qui concerne les dividendes, les droits de vote, le remboursement de capital, la cessibilité ou autrement, que la Société peut exiger de temps en temps.
7.2	Toute prime d’émission créée lors de l’émission d’actions au titre de l’Article

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7.1 doit être disponible pour remboursement aux Actionnaires dont le paiement doit être laissé à l’entière discrétion du Conseil. Sans préjudice de ce qui précède, le Conseil est autorisé à utiliser toute prime d’émission aux fins de remboursement de toute prime d’émission aux Actionnaires ou de rachat d’Actions.

7.3 (a) Le Conseil est habilité pour une période de cinq (5) ans à compter du 8 juillet 2022 à augmenter le Capital Social Émis, une ou plusieurs fois (i) par l’émission de nouvelles Actions, quelle que soit leur classe, d’une valeur nominale d’un centime d’euro (0,01 EUR) par Action Ordinaire, et de quatre euros et quarante-quatre centimes (4,44 EUR) par Action Préférentielle (les « Actions  Nouvelles »), (ii) par l’octroi d’options de souscription d’Actions Nouvelles, (iii) par l’émission d’autres instruments convertibles en Actions Nouvelles ou remboursables au moyen de celles- ci ou échangeables contre celles-ci (que ce soit prévu dans les conditions au moment de l’émission ou ultérieurement), (iv) par l’émission d’obligations avec warrants ou d’autres droits de souscrire des Actions Nouvelles attachés aux Actions Nouvelles, ou (v) par l’émission de warrants autonomes ou de tout autre instrument conférant un droit de souscrire des Actions Nouvelles, jusqu’à concurrence du capital social autorisé mais non encore émis de la Société aux personnes et selon les conditions déterminées par le Conseil à sa seule appréciation. Le Conseil peut fixer le prix de souscription des Actions Nouvelles ainsi émises et déterminer la forme de contrepartie à verser pour chacune de ces Actions Nouvelles qui peut comprendre (A) le paiement en numéraire, y compris la compensation de créances envers la Société qui sont certaines, liquides et exigibles, (B) le paiement en nature et (C) la réaffectation de la prime d’émission, les réserves de bénéfice ou d’autres réserves de la Société. Le Conseil est également autorisé à émettre des Actions Nouvelles gratuitement dans les limites de l’Article 420-26 (6) de la Loi.

(b) Le Conseil est autorisé à retirer ou à limiter les dispositions légales luxembourgeoises en matière de préemption au moment de l’émission des Actions Nouvelles en vertu des pouvoirs que lui confère l’Article 7.3

7.4Le Conseil est autorisé à désigner un représentant à sa seule appréciation, à comparaître devant un notaire au Luxembourg afin de faire constater chaque augmentation de capital par acte notarié et de modifier les Statuts pour refléter les changements découlant de ces augmentations du capital social dans le Capital Social Émis.
8.Pouvoir de la Société d’acheter ou autrement d’acquérir ses propres Actions
8.1La Société peut acheter, acquérir ou recevoir ses propres Actions en vue de leur annulation ou les détenir en tant qu’Actions Propres dans les limites et sous réserve des conditions énoncées dans la Loi et dans d’autres lois et règlements applicables. Concernant les Actions Préférentielles, le Conseil a toute discrétion pour décider si et quand les Actions Préférentielles devraient être rachetées.
8.2Conformément aux dispositions de l’Article 430-15 de la Loi et conformément à tous les autres règlements et lois applicables (y compris les règles et règlements de tout système de marché boursier, de change ou de règlement de titres où

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les Actions Ordinaires sont négociées, tel qu’applicable à la Société), la Société est autorisée à acheter, acquérir, recevoir et/ou détenir des Actions, à condition que :
(a)les Actions autorisées par les présentes à être achetées soient des Actions émises intégralement libérées ;
(b)le nombre maximal d’Actions achetées, acquises ou reçues par la Société soit tel que la valeur nominale globale ou le pair comptable global des Actions détenues par des personnes autres que la Société ne tombe pas sous le capital social émis minimal prescrit par la Loi ;
(c)le prix maximal qui peut être payé pour chaque Action n’excède pas la Juste Valeur de Marché (telle que définie à l’Article 8.6) ;
(d)le prix minimum qui peut être payé pour chaque Action soit le pair comptable de l’Action ; et
(e)les acquisitions, y compris les Actions antérieurement acquises et détenues par la Société, ainsi que les Actions acquises par une personne agissant en son propre nom, mais pour le compte de la Société, ne puissent avoir pour effet que l’actif net de la Société ne devienne inférieur au montant indiqué aux paragraphes (1) et (2) de l’Article 461-2 de La loi.
8.3Le pouvoir indiqué au présent Article 8 (à moins qu’il n’ait été précédemment révoqué, modifié ou renouvelé par l’assemblée générale) est accordé pour une période de cinq

(5) ans à partir du 8 juillet 2022 (inclus).

8.4Le pouvoir indiqué au présent Article 8 ne concerne que :
(a)Un ou plusieurs achats sur le marché (soit un achat d’Actions par la Société, d’Actions offertes à la vente par un Actionnaire sur une place boursière où les Actions sont négociées), tel que défini par le Conseil sans que cette offre d’acquisition ne doive être faite à tous les Actionnaires ; et
(b)les achats effectués dans des circonstances autres que celles visées à l’Article 8.4(a), lorsqu’une offre aux mêmes conditions a été faite par la Société à tous les Actionnaires dans une situation similaire, étant entendu que les détenteurs d’Actions Préférentielles ne seront pas considérés comme étant dans une situation similaire à celle des détenteurs d’Actions Ordinaires.
8.5Le Conseil est autorisé à nommer, à son entière discrétion, un représentant pour comparaître devant un notaire au Luxembourg en vue de modifier les présents Statuts, afin de refléter les changements découlant de l’annulation des Actions rachetées conformément aux termes du présent Article 8, si ce choix est fait pour annuler les Actions.
8.6Aux fins du présent Article 8, on entend par « Juste Valeur de Marché », à l’égard de toute Action Ordinaire :
(a)Le prix réel auquel la Société effectue un achat de ses propres Actions dans le cadre d’un programme de rachat sur le marché libre annoncé à la Bourse de New York ou, si les Actions de la Société ne sont pas cotées à la Bourse de New York, sur des bourses de valeur où les actions de la Société sont alors cotées ou négociées ; ou
(b)Dans le cas d’un rachat d’Actions qui n’est pas effectué dans le cadre d’un

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programme de rachat annoncé à la Bourse de New York ou celui d’une autre bourse de valeurs, la juste valeur de marché déterminée de bonne foi par un réviseur d’entreprises indépendant désigné par le Conseil sur la base des informations et des faits disponibles et jugés pertinents par le réviseur d’entreprises indépendant ;

et à l’égard de toute Action Préférentielle,

(i) sa valeur nominale plus le Delta et tout Nouveau Delta (chacun de ces termes étant défini à l’Article 15.3), le cas échéant, plus

(ii) sa valeur nominale multipliée par 0,75% (zéro virgule soixante-quinze pour cent) multipliée par le nombre de mois écoulés entre la date d’émission de l’Action Préférentielle et celle de son rachat (étant entendu qu’un mois sera toujours calculé dans son intégralité, quel que soit le jour effectif d’émission ou de rachat), plus

(iii) dans le cas où il y aurait un Delta ou un Nouveau Delta pour un quelconque exercice, un montant égal à 9% (neuf pour cent) par an, calculé pro rata temporis sur le Delta ou le Nouveau Delta, à partir du premier jour de l’exercice qui suit l’existence d’un Delta ou d’un Nouveau Delta et jusqu’à la date de paiement de ce Delta ou de ce Nouveau Delta ou jusqu’à la date de rachat (étant entendu qu’un mois sera toujours calculé dans son intégralité, quel que soit le jour effectif du paiement ou du rachat), moins

(iv) le montant total de tout dividende versé, le cas échéant, en lien avec l’Action Préférentielle depuis son émission.

Les droits de vote attachés à une Action Propre doivent être suspendus et ne doivent pas être exercés par la Société tant qu’elle détient ces Actions Propres et, sauf si la Loi l’exige, toutes les Actions Propres doivent être exclues du calcul de tout pourcentage ou de toute fraction du capital social ou des actions de la Société visant à déterminer les conditions de quorum et de majorité de toute assemblée générale. Les restrictions susvisées relatives aux droits de vote s’appliquent aux Actions émises par la Société et détenues par des filiales directes et indirectes, conformément à l’article 430-23 de la Loi.

9.Suspension et/ou renonciation au droit de vote ; Vote par des détenteurs en incapacité de voter
9.1Le Conseil peut suspendre le droit de vote de tout Actionnaire si cet Actionnaire ne satisfait pas aux obligations qui lui incombent en vertu des présents Statuts ou de tout acte de souscription ou acte d’engagement conclu par ledit Actionnaire.
9.2Chaque Actionnaire peut, à titre personnel, s’engager à ne pas exercer, temporairement ou définitivement, tout ou partie de ses droits de vote. Cette renonciation lie un tel Actionnaire et s’impose à la Société dès la date de réception par la Société de l’Avis de l’Actionnaire relative à la renonciation en question.
9.3Si les droits de vote d’un ou de plusieurs Actionnaires sont suspendus conformément à l’Article 9 ou si un Actionnaire a provisoirement ou définitivement renoncé à ses droits de vote conformément à cet Article 9, ces Actionnaires doivent recevoir un Avis de convocation à toute assemblée générale et peuvent assister à cette dernière ; par contre, les Actions à l’égard desquelles l’Actionnaire n’a pas de droits

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de vote ou y a renoncé conformément au présent Article 9 ne peuvent pas être prises en compte pour déterminer si les exigences de quorum et de majorité de vote sont remplies.
9.4Si un Actionnaire est une personne physique et qu’il est atteint dans ses facultés mentales ou si une ordonnance a été rendue à son égard par un tribunal compétent (que ce soit à Luxembourg ou ailleurs) en matière de troubles mentaux, le comité, l’administrateur judiciaire, le tuteur de cet Actionnaire ou toute autre personne désignée par ledit tribunal et ledit comité, administrateur judiciaire, tuteur et ladite autre personne peut voter les Actions de cet Actionnaire, y compris par procuration. La preuve apportée à la satisfaction du Conseil du pouvoir de la personne revendiquant l’exercice du droit de vote doit être déposée au siège social de la Société ou à tout autre endroit spécifié, conformément aux présents Statuts concernant le dépôt de procurations, au moins quarante-huit (48) heures avant le moment choisi pour la tenue de l’assemblée ou l’ajournement de séance où le droit de vote est exercé, faute de quoi le droit de vote ne pourra pas être exercé.
10.	Déclarations d’actionnariat

Sur demande d’un Actionnaire, la Société émettra une déclaration de participation au capital attestant le nombre d’Actions inscrites au nom de cet Actionnaire au Registre des Actionnaires à la date de cette déclaration.

ENREGISTREMENT DES ACTIONS

11.	Registre des Actionnaires
11.1Les Actions sont et resteront nominatives, et les Actionnaires ne sont pas autorisés à demander la conversion de leurs actions au porteur.
11.2Le Conseil doit faire tenir un Registre des Actionnaires et doit y inscrire les indications exigées par la Loi.
11.3La Société peut traiter le détenteur en nom d’une Action comme le propriétaire absolu de celle-ci et, par conséquent, ne sera pas tenue de reconnaître toute réclamation équitable ou toute autre réclamation à l’égard de cette Action ou tout droit sur cette Action de la part de toute autre personne.
11.4Lorsque les Actions sont inscrites au Registre des Actionnaires pour le compte d’une ou de plusieurs personnes au nom d’un système de règlement de titres ou de l’opérateur de tel système ou au nom d’un dépositaire professionnel de titres ou tout autre dépositaire (tel système, professionnel ou autre dépositaire étant dénommé « Dépositaire ») ou d’un sous- dépositaire désigné par un ou plusieurs Dépositaires, la Société, sous réserve qu’elle ait reçu de la part du Dépositaire auprès duquel ces Actions sont conservées en compte la preuve satisfaisante que ces personnes détiennent la propriété sous-jacente des Actions et le pouvoir de voter les Actions, permettra à ces personnes d’exercer les droits attachés auxdites Actions, y compris l’admission et le vote aux assemblées générales. Un Avis peut être remis par la Société aux titulaires des Actions détenues à travers un Dépositaire en donnant cet Avis au Dépositaire dont le nom est inscrit au Registre des Actionnaires à l’égard des Actions et cet Avis doit être considéré comme un Avis valablement donné à tous les détenteurs sous-jacents d’Actions. Nonobstant ce qui précède, la Société ne peut procéder aux paiements, par

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des dividendes ou autrement, en numéraire, actions ou autres actifs, conformément aux présents Statuts, qu’au Dépositaire ou au sous-dépositaire inscrit au Registre des Actionnaires ou conformément à ses instructions, et le paiement effectué par la Société acquittera cette dernière de toutes les obligations relatives audit paiement.
11.5Dans le cas de détenteurs indivisaires d’Actions, la Société considérera le premier détenteur nommé dans le Registre des Actionnaires comme ayant été désigné par les détenteurs indivisaires pour recevoir tous les Avis et donner une quittance obligatoire pour chaque dividende exigible au titre de ces Actions pour le compte de tous les détenteurs indivisaires, sans préjudice des droits des autres détenteurs à l’information prévus dans la Loi.
12.	Transfert des Actions
12.1Tout Actionnaire peut, sous réserve des dispositions de la Loi et des restrictions énoncées dans les présents Statuts, transférer tout ou partie de ses Actions par instrument écrit de transfert ; à condition que les actions cotées ou admises à la négociation sur une bourse de valeurs puissent être transférées conformément aux règles et aux règlements de ce marché boursier.
13.	Transmission obligatoire des Actions
13.1Si, à un quelconque moment, une personne est ou devient, directement ou indirectement, propriétaire de soixante-quinze pour cent (75%) ou plus du nombre d’Actions Ordinaires émises,  cette personne (l’« Acquéreur ») peut exiger des détenteurs des Actions Ordinaires émises restantes (ces détenteurs d’Actions Ordinaires, les « Détenteurs Restants » et ces Actions Ordinaires, les « Actions Restantes ») qu’ils lui vendent ces Actions Restantes. L’Acquéreur devra exercer son droit d’acquérir les Actions Restantes en donnant un Avis à la Société (un « Avis au Titre de l’Article 13 ») qui spécifie : (a) l’identité et les coordonnées de l’Acquéreur, (b) s’il est alors déterminé, le prix que l’Acquéreur payera pour les Actions Restantes (soit la juste valeur de marché de celles-ci telle que déterminée en vertu du présent Article 13) et l’identité de la banque d’investissement indépendante de réputation internationale (l’« Expert de l’Acquéreur ») engagée ou qui sera engagée par l’Acquéreur pour établir la juste valeur de marché des Actions Restantes ; (c) les sources de paiement de l’Acquéreur du prix d’achat des Actions Restantes (dont le paiement doit être effectué en numéraire) et la preuve que l’Acquéreur a obtenu des fonds suffisants pour effectuer ce paiement ; et (d) sous réserve du présent Article 13, toutes autres conditions applicables à l’achat des Actions Restantes.
13.2Rapidement (mais, en tout état de cause, dans les quatorze (14) jours) suivant la réception par la Société d’un Avis au Titre de l’Article 13, la Société signifiera un Avis à tous les Détenteurs Restants (l’« Avis d’Acquisition Obligatoire ») indiquant (a) que l’Acquéreur a signifié un Avis au Titre de l’Article 13 et exposant les conséquences de cet Avis au Titre de l’Article 13 en vertu du présent Article 13, (b) le nom de l’Expert de l’Acquéreur retenu ou devant être retenu par l’Acquéreur pour déterminer la juste valeur de marché des Actions Restantes, et (c) si l’Acquéreur a ainsi informé la Société, le prix établi par l’Expert de

l’Acquéreur comme étant la juste valeur de marché des Actions Restantes (le « Prix

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d’Achat de l’Acquéreur »). Si le Prix d’Achat de l’Acquéreur n’a pas été déterminé par l’Expert de l’Acquéreur à la date de remise par l’Acquéreur de l’Avis au Titre de l’Article 13, l’Acquéreur doit obliger l’Expert de l’Acquéreur à déterminer le Prix d’Achat de l’Acquéreur dans le délai de vingt-et-un (21) jours de cette date et doit rapidement (mais en tout état de cause dans les trois (3) jours) suivant cette détermination, en informer la Société par Avis. Par la suite, la Société signifiera immédiatement un Avis à tous les Détenteurs Restants indiquant le Prix d’Achat de l’Acquéreur.

13.3Si les Détenteurs Restants qui détiennent au moins dix pour cent (10%) des Actions Restantes s’opposent au Prix d’Achat de l’Acquéreur, ces Détenteurs Restants peuvent remettre à l’Acquéreur un Avis de cette opposition (l’« Avis d’Opposition ») avec copie à la Société, au plus tard dix (10) jours après la date à laquelle la Société a avisé les Détenteurs Restants au sujet du Prix d’Achat de l’Acquéreur. Si aucun Avis d’Opposition n’est remis à l’Acquéreur dans ce délai, le Prix d’Achat de l’Acquéreur sera définitif et liera l’Acquéreur ainsi que tous les Détenteurs Restants, et sera le « Prix d’Achat » aux fins du présent Article
13.L’Acquéreur et les Détenteurs Restants s’étant opposés peuvent tenter de convenir de la juste valeur de marché des Actions Restantes, et toute juste valeur de marché convenue entre l’Acquéreur et tous les Détenteurs Restants disposant de la majorité des Actions Restantes détenues par tous les Détenteurs Restants s’étant opposés sera définitive et liera l’Acquéreur ainsi que tous les Détenteurs Restants, et sera le « Prix d’Achat » se fixera aux fins du présent Article 13. À défaut d’entente sur la juste valeur de marché dans les quinze (15) jours de la date de l’Avis d’Opposition, les Détenteurs Restants s’étant opposés peuvent avoir recours, aux frais de la Société, aux services d’une banque d’investissement de réputation internationale (l’« Expert des Détenteurs Restants ») afin de déterminer la juste valeur de marché des Actions Restantes. L’Expert des Détenteurs Restants établira ladite Juste Valeur de Marché dans les trente-cinq (35) jours suivant la date de l’Avis d’Opposition. Si la différence entre la juste valeur de marché établie par l’Expert des Détenteurs Restants et le Prix d’Achat de l’Acquéreur n’est pas supérieure à dix pour cent (10%) de l’évaluation la plus élevée, le prix

d’achat des Actions Restantes sera la moyenne entre le Prix d’Achat de l’Acquéreur et la juste valeur de marché déterminée par l’Expert des Détenteurs Restants. Si l’écart entre la juste valeur de marché déterminée par l’Expert des Détenteurs Restants et le Prix d’Achat de l’Acquéreur est supérieur à dix pour cent (10%) de l’évaluation la plus élevée, l’Expert de l’Acquéreur et l’Expert des Détenteurs Restants choisiront et engageront, aux frais de la Société, une banque d’investissement tierce de réputation internationale pour déterminer la juste valeur de marché des Actions Restantes dans les soixante-cinq (65) jours suivant la date de l’Avis d’Opposition. La juste valeur de marché des Actions Restantes sera la moyenne entre la juste valeur de marché des deux (2) évaluations les plus proches des trois (3) banques d’investissement, et cette évaluation sera définitive et liera l’Acquéreur et tous les Détenteurs Restants (la juste valeur de marché telle que déterminée par l’Expert de l’Acquéreur, telle que convenue

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entre l’Acquéreur et les Détenteurs Restants s’étant opposés conformément à la deuxième phrase de présent Article 13.3 ou telle que déterminée par les banques d’investissement conformément au présent Article 13.3, étant dénommées le « Prix d’Achat »). Sous réserve que l’Expert de l’Acquéreur, l’Expert des Détenteurs Restants et la banque d’investissement tierce signent des accords de confidentialité usuels, la Société fournira à chacun d’entre eux les informations financières et autres qu’ils demanderont raisonnablement pour leur permettre de procéder à leurs déterminations en vertu du présent Article 13 ; à condition que les trois (3) banques d’investissement reçoivent les mêmes informations financières et autres. Immédiatement après la détermination du Prix d’Achat, la Société enverra à tous les Détenteurs Restants un Avis indiquant le Prix d’Achat.

13.4Dès la signification de l’Avis d’Acquisition Obligatoire ou à la date à laquelle les Détenteurs Restants ont été informés par la Société du Prix d’Achat, si cette date est postérieure, sous réserve de l’Article 13.5, chacun des Détenteurs Restants sera tenu de vendre à l’Acquéreur toutes les Actions Restantes détenues par eux et, sous réserve de l’Article 13.4, de l’Article 13.5 et des conditions énoncées dans l’Avis au Titre de l’Article 13, l’Acquéreur sera tenu d’acquérir la totalité de ces Actions Restantes, pour le Prix d’Achat et, à cette fin, verser à la Société à la clôture de la vente et de l’achat des Actions Restantes pour remise aux Détenteurs Restants, la contrepartie à verser par l’Acquéreur pour toutes les Actions Restantes.

13.5En vendant ses Actions Restantes à l’Acquéreur et en acceptant le Prix d’Achat correspondant, chaque Détenteur Restant doit déclarer (ou sera réputé déclarer en vertu de l’Article 13.7) à l’Acquéreur (a) qu’il possède tous les droits sur les Actions Restantes de ce Détenteur Restant, (b) qu’il dispose de tout le pouvoir nécessaire et a pris toutes les mesures nécessaires pour vendre les Actions Restantes de ce Détenteur Restant à l’Acquéreur, et (c) que les Actions Restantes de ce Détenteur Restant sont libres et quittes de tout privilège ou de toute sûreté, sauf ceux imposés par la Loi applicable ou les présents Statuts. À part les déclarations qui précèdent, aucun Détenteur Restant ne sera tenu (i) de faire des déclarations à l’Acquéreur par rapport à la vente de ses Actions Restantes en vertu du présent Article 13, (ii) de donner ou d’accorder un quelconque droit à indemnisation en faveur de cet Acquéreur dans le cadre de cette vente ou (iii) d’accepter d’être tenu par toutes clauses restrictives dans le cadre de cette vente. Si l’un des Détenteurs Restants ne fait pas (ou ne peut pas faire) lesdites déclarations ou si l’Acquéreur détermine avant ou après l’acquisition des Actions Restantes détenues par ledit Détenteur Restant que ces déclarations sont incorrectes, l’Acquéreur pourra alors, à son choix, décider de ne pas acquérir les Actions Restantes de ce Détenteur Restant ou, s’il a déjà acquis ces actions, exercer tous les recours à sa disposition contre ce Détenteur Restant pour violation de ces déclarations, le cas échéant.
13.6La clôture de l’achat et de la vente doit avoir lieu aussi rapidement que possible après la signification de l’Avis de l’Acquisition Obligatoire ou la détermination du Prix d’Achat (selon la date la plus tardive), à condition qu’aucun Détenteur Restant

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ne soit tenu de vendre, et que l’Acquéreur ne soit pas tenu d’acheter, des Actions Restantes si tel achat ou telle vente contreviendrait aux lois, règlements ou ordonnances applicables.
13.7Dès la signification de l’Avis de l’Acquisition Obligatoire, la Société sera tenue de prendre toutes les mesures raisonnablement demandées par l’Acquéreur pour lui permettre de mettre en œuvre son acquisition, ainsi que l’inscription au Registre des Actionnaires en son nom (et/ou ceux de son ou ses représentants), de toutes les Actions Restantes selon les modalités et conditions prévues dans le présent Article 13.

13.8En fonction des dispositions du présent Article 13 (mais sans s’y limiter), le Président actuel (ou toute autre personne désignée par la Société à ces fins) sera réputé avoir été mandataire de chacun des Détenteurs Restants avec plein pouvoir (et obligation, si l’Acquéreur en fait la demande) d’exécuter, de remplir et de remettre au nom et pour le compte de chaque Détenteur Restant (a) un transfert en faveur de l’Acquéreur et/ou de ses représentants de toutes les Actions Restantes détenues par ce Détenteur Restant contre remise à la Société du Prix d’Achat pour les Actions Restantes de ce Détenteur Restant et (b) sous réserve de l’Article 13.4, les autres documents de clôture et autres document à produire que l’Acquéreur peut raisonnablement exiger de manière à conférer tous les droits sur les actions détenues par ce Détenteur Restant à l’Acquéreur et/ou à son ou ses représentants (y compris une procuration en faveur de l’Acquéreur et/ou de son ou ses représentants pour voter et exercer tous les droits relatifs à ces actions en attente de l’inscription au Registre des Actionnaires de l’Acquéreur et/ou de son ou ses représentants en tant que détenteurs de ces actions).
13.9En remettant à la Société la contrepartie à laquelle ont droit les Détenteurs Restants en vertu du présent Article 13, l’Acquéreur sera réputé être acquitté de cette contrepartie et, en remettant ladite contrepartie, en signant et remettant les documents de clôture devant être signés par l’Acquéreur pour effectuer son achat des Actions Restantes, l’Acquéreur aura le droit d’exiger que la Société inscrive son nom (ou celui de son représentant) dans le Registre des Actionnaires comme détenteur par transmission de chacune des Actions Restantes.
13.10Dès que possible après avoir reçu la contrepartie des Actions Restantes ainsi que les autres documents de clôture et autres documents à produire nécessaires pour effectuer le transfert de ces actions, la Société doit remettre à chaque Détenteur Restant la contrepartie à laquelle ce Détenteur Restant a droit en vertu de Article 13 ou, si le Conseil estime qu’il n’est pas raisonnablement possible de le faire à ce moment-là, la déposer sur un compte bancaire séparé au nom de la Société pour le Détenteur Restant applicable jusqu’à ce que le Conseil estime qu’il est opportun de libérer cette contrepartie.
13.11Si, à la fin du cent quatre-vingtième (180e) jour suivant la remise par l’Acquéreur de l’Avis au Titre de l’Article 13, la vente de toutes les Actions Restantes n’a pas été effectuée du fait que l’Acquéreur n’a pas pris les mesures nécessaires pour effectuer cette vente dans ce délai, l’Avis au Titre de l’Article 13 sera considéré nul et non avenu, l’Acquéreur n’aura plus le droit (ou l’obligation) d’acheter les Actions

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Restantes en vertu de l’Article 13 et chacun des Détenteurs Restants ainsi que la Société seront acquittés des obligations leur incombant en vertu du présent Article 13 concernant la vente des Actions Restantes.

MODIFICATION DU CAPITAL SOCIAL

14.	Pouvoir de modifier le Capital
14.1La Société peut, de temps en temps, par Résolution Spéciale et sous réserve de conditions de majorité et de quorum plus strictes que celles prévues dans la Loi, augmenter, diviser, consolider, subdiviser, diminuer ou autrement modifier ou réduire son Capital Social Émis ou en changer la devise, par tout moyen permis par la Loi ou les présents Statuts, à condition que les présents Statuts ne contiennent aucune disposition qui affecterait ou diminuerait le pouvoir conféré au Conseil en vertu de l’Article 7 ou de l’Article 8.
14.2Dans le cas où, à la suite d’une modification ou d’une réduction du Capital Social Émis, un Actionnaire recevrait une fraction d’Action, le Conseil pourra, sous réserve de la Loi, aborder ce point de la manière qu’il jugera opportune, y compris en excluant tout droit formant rompu.

DIVIDENDES, AUTRES DISTRIBUTIONS ET RÉSERVE LÉGALE

15.	Dividendes et autres distributions
15.1Sous réserve des dispositions de la Loi, l’assemblée générale peut déclarer des dividendes par Résolution Ordinaire, mais aucun dividende ne doit excéder le montant recommandé par le Conseil.
15.2Le Conseil peut, sous réserve des présents Statuts et des conditions prévues dans la Loi, déclarer un acompte sur dividendes s’il détermine qu’il est approprié de payer un tel acompte sur dividendes sur la base du montant des réserves distribuables de la Société. Un tel acompte sur dividendes sera payé aux Actionnaires, proportionnellement au nombre d’Actions qu’ils détiennent, dans la classe concernée pour laquelle l’acompte sur dividendes est déclaré, et ce dividende pourra être payé en numéraire ou en totalité ou en partie en espèces, auquel cas le Conseil pourra fixer la valeur pour la distribution en espèces de tout actif. L’acompte sur dividendes déclaré par le Conseil et payé au cours d’un exercice social sera soumis aux Actionnaires à l’assemblée générale suivante pour être déclaré définitif. La Société n’est pas tenue de verser des intérêts à l’égard des dividendes ou distributions déclarés par la Société, indépendamment du moment ils sont payés ou s’ils l’ont été.
15.3Chaque Action Préférentielle a droit à un dividende préférentiel annuel s’élevant à 9% (neuf pour cent) de sa valeur nominale calculé sur la base d’une année de 360 jours comprenant douze mois de trente jours (le « Dividende Annuel d’Action Préférentielle »). Le premier Dividende Annuel d’Action Préférentielle au prorata sera calculé à partir de la date d’émission d’une Action Préférentielle (le mois d’émission étant calculé comme un mois plein) jusqu’à la fin de l’exercice de la date d’émission, et tous les Dividendes Annuels d’Action Préférentielle suivants seront calculés par exercice de la Société. Le droit au Dividende Annuel d’Action Préférentielle ne devient exigible que si et quand ce dividende est déclaré et ensuite à la date qui sera déterminée par le Conseil à sa discrétion. Si, à la fin d’un exercice, le Dividende Annuel d’Action

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Préférentielle n’a pas été déclaré ou payé en totalité, la différence entre le Dividende Annuel d’Action Préférentielle et la partie du Dividende Annuel d’Action Préférentielle effectivement payée (le « Delta ») sera reportée sur le(s) prochain(s) exercice(s) mais pourra également être reportée indéfiniment par le Conseil à sa seule discrétion, sous réserve des Articles 15.4, 8.6 et 6.5. Le Delta est fixé au Dividende Annuel d’Action Préférentielle si aucun Dividende Annuel d’Action Préférentielle n’est approuvé lors d’une assemblée générale annuelle ou autrement payé sous forme d’acompte sur dividende au cours d’un exercice. S’il existe un quelconque Delta au début d’un exercice, tout paiement effectué sur l’Action Préférentielle sera d’abord utilisé pour rembourser ce Delta et si ce Delta et le Dividende Annuel d’Action Préférentielle de l’exercice concerné ne sont pas payés en totalité le dernier jour de cet exercice, la différence constituera un nouveau Delta (un « Nouveau Delta ») reporté sur l’exercice suivant.
15.4Aucune distribution ne peut être faite aux Actionnair(es) Ordinaire(s) au cours d’un exercice financier s’il existe un quelconque Delta ou Nouveau Delta, ou si toutes les Actions Préférentielles ne sont pas rachetées.
15.5Sous réserve des lois et des règlements en vigueur, afin que la Société détermine quels Actionnaires auront le droit de recevoir un dividende, le Conseil peut fixer une date de clôture des registres, laquelle sera la fermeture des bureaux (ou tout autre intervalle choisi par le Conseil) à la date établie par le Conseil. Si aucune date de clôture des registres n’a été fixée, la date de clôture des registres pour déterminer les Actionnaires ayant le droit de recevoir un dividende sera celle de la fermeture des bureaux au Luxembourg, le jour où le dividende est déclaré.
15.6Le Conseil peut proposer à l’assemblée générale annuelle les autres distributions (en numéraire ou en espèces) aux Actionnaires qui peuvent être légalement faites sur les actifs de la Société.
15.7Tout dividende ou autre paiement à un Actionnaire en particulier ou aux Actionnaires peut être payé dans la ou les devises déterminées par le Conseil et un tel paiement doit être effectué conformément aux règles et règlements (y compris en ce qui concerne le ou les taux de change) établis par le Conseil à cet effet.
15.8Tout dividende ou autre paiement qui n’a pas été réclamé pendant cinq (5) ans à compter de la date où le dividende ou autre paiement est devenu exigible sera, si le Conseil le décide, perdu et cessera d’être dû par la Société. Le paiement par le Conseil de tout dividende non réclamé ou d’autres sommes payables à l’égard d’une Action sur un compte distinct ne fera pas de la Société un quelconque trustee à leur égard.
16.	Réserve légale

La Société est tenue d’allouer une somme d’au moins cinq pour cent (5%) de son bénéfice net annuel à la réserve légale, jusqu’à ce que la réserve légale soit égale à dix pour cent (10%)

du Capital Social Émis. Si et dans la mesure où cette réserve légale est inférieure à ce seuil de dix pour cent (10%), la Société affectera un montant d’au moins cinq pour cent (5%) de son bénéfice net annuel pour rétablir la réserve légale au montant minimum requis par la loi.

ASSEMBLÉES DES ACTIONNAIRES

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17.	Assemblées générales
17.1Une assemblée générale annuelle doit être tenue chaque année (en commençant en 2022) dans les six (6) mois suivant la fin de l’exercice social au siège social de la Société ou à tout autre endroit au Luxembourg qui sera précisé dans l’Avis de convocation.
17.2Pendant au moins huit (8) jours avant l’assemblée générale annuelle, chaque Actionnaire peut obtenir une copie des comptes annuels de la Société de l’exercice social précédent, au siège social de la Société et consulter tous les documents de la Société que la Loi impose à la Société de mettre à disposition en vue d’être consultés.
17.3D’autres assemblées générales peuvent se tenir aux lieux et heures indiqués dans les Avis de convocation respectifs de l’assemblée, chaque fois qu’une telle assemblée s’impose.
18.	Date de clôture des registres pour l’Avis aux Actionnaires ; Vote.
18.1Afin que la Société puisse déterminer quels Actionnaires ont droit à un Avis de convocation à une assemblée des Actionnaires, ou à sa reprise en cas d’ajournement, ou d’y voter, le Conseil peut fixer à l’avance une date de clôture des registres qui ne peut intervenir plus de soixante (60) jours avant la date de ladite assemblée. Si le Conseil ne fixe pas de date de clôture des registres, la date de clôture des registres pour déterminer les Actionnaires ayant droit à un Avis de convocation à une assemblée des Actionnaires ou d’y voter sera celle de la fermeture des bureaux au Luxembourg, à l’exclusion d’un samedi, d’un dimanche ou d’un jour férié au Luxembourg précédent le jour où un Avis est donné.
18.2La décision des Actionnaires inscrits ayant droit à un Avis de convocation à une assemblée des Actionnaires ou d’y voter, s’applique à tout ajournement de l’assemblée, à condition toutefois que le Conseil puisse, à sa seule appréciation, fixer une nouvelle date de clôture des registres pour la réunion ajournée.
19.	Convocation des assemblées générales
19.1Le Conseil peut convoquer une assemblée générale chaque fois qu’il le juge nécessaire. Le Conseil peut déléguer le pouvoir qu’il a de convoquer une assemblée générale au Président ou à tout comité de Conseil ou à un ou plusieurs des membres de ce dernier par résolution. Pour chaque assemblée générale, l’avis de convocation doit reproduire l’ordre du jour, être communiqué aux Actionnaires conformément aux dispositions de la Loi moyennant l’envoi d’un Avis au moins huit (8) Jours Francs avant l’assemblée générale, sauf disposition contraire de la Loi, et spécifier l’heure et le lieu de la réunion ainsi que la nature générale des affaires qui seront traitées. L’avis de convocation ne doit pas nécessairement porter la signature d’un Administrateur ou d’un Dirigeant de la Société.
19.2Le Conseil convoquera une assemblée générale dans un délai d’un (1) mois après Avis à la Société donné par les Actionnaires représentant au moins dix pour cent (10%) du Capital Social Émis à la date de cet Avis. En outre, un ou plusieurs Actionnaires détenant ensemble au moins dix pour cent (10%) du Capital Social Émis à la date de l’Avis à la Société peuvent exiger que la Société inclue à l’ordre du jour de

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cette assemblée générale un ou plusieurs points supplémentaires. Cet Avis à la Société doit être envoyé au moins cinq (5) Jours Francs avant la tenue de cette assemblée générale. Les droits des Actionnaires en vertu du présent Article 19.2 demandant qu’une assemblée générale soit convoquée ou qu’un point soit inclus à l’ordre du jour d’une assemblée générale sont subordonnés au respect par lesdits Actionnaires de l’Article 19.3.
19.3Pour être en bonne et due forme aux fins des mesures à prendre en vertu de l’Article 19.2, l’Avis à la Société donné en application de l’Article 19.2 doit préciser pour chaque Actionnaire demandant l’assemblée générale ou l’ajout d’un point à l’ordre du jour d’une assemblée générale : (a) une brève description, le cas échéant, de l’objet de l’assemblée générale ou de l’affaire qu’il est souhaité de soumettre à l’assemblée générale, le texte de la proposition ou l’affaire (y compris le texte de toute résolution proposée pour examen et, dans l’éventualité où cette affaire comprend une proposition de modification des présents Statuts, la langue de la modification proposée) et les motifs de la conduite de ces affaires à l’assemblée générale ; (b) le nom et l’adresse d’enregistrement du ou des Actionnaires ainsi que le nom et

l’adresse du bénéficiaire effectif, le cas échéant, au nom duquel l’affaire est proposée ; (c) la catégorie ou série et le nombre d’Actions qui sont inscrites au nom du ou des Actionnaires ou dont ces derniers sont bénéficiaires effectifs, ou au nom du bénéficiaire effectif (y compris toutes actions pour lesquelles ce(s) Actionnaire(s) ou ce bénéficiaire effectif ont le droit d’acquérir la propriété à tout moment à l’avenir) ; (d) une description de tous les produits dérivés, contrats d’échange ou autres opérations ou séries d’opérations effectués, directement ou indirectement, par ces Actionnaires ou ce bénéficiaire effectif, dont le but ou l’effet est de donner à ces Actionnaires ou ce bénéficiaire effectif un risque économique similaire à la possession d’Actions ; (e) une description de tous les accords, arrangements, ententes ou relations entre ces Actionnaires ou le bénéficiaire effectif et toute(s) autre(s) personne(s) (y compris leurs noms) en relation avec la proposition de cette affaire par ces Actionnaires et tout intérêt important de ces Actionnaires ou du bénéficiaire effectif dans cette affaire.

19.4Aucune affaire ne peut être traitée lors d’une assemblée générale autre que celle qui est dûment soumise à l’assemblée générale par ou sur l’ordre du Conseil, y compris à la demande du ou des Actionnaires conformément à la Loi ou aux présents Statuts. Sauf disposition contraire la loi, le président de l’assemblée générale à laquelle l’affaire proposée par un Actionnaire doit être traitée, a le pouvoir et l’obligation de déterminer si cet Actionnaire s’est conformé au présent Article 19 en proposant cette affaire, et si aucune proposition de la sorte n’a été faite conformément au présent Article 19, de déclarer que l’affaire proposée ne sera pas traitée.
20.	Participation par téléphone ou visioconférence

Le Conseil peut organiser la participation des Actionnaires aux assemblées générales par téléphone ou visioconférence et la participation à une telle assemblée constituera une présence en personne à cette assemblée. La participation à une assemblée par ces moyens est réputée équivalente à une participation en personne à l’assemblée générale.

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21.	Quorum aux assemblées générales
21.1Pour toute assemblée générale ordinaire (y compris l’assemblée générale annuelle), le quorum pour la conduite des affaires est atteint si les détenteurs de plus d’un tiers (1/3) du Capital Social Émis sont présents en personne ou par procuration.
21.2Pour toute assemblée générale extraordinaire, le quorum pour la conduite des affaires est atteint si plus de la moitié (1/2) du Capital Social Émis est présente en personne ou par procuration.
22.	Vote sur les résolutions ordinaires et spéciales
22.1Sous réserve de la Loi, toute question soumise à l’examen des Actionnaires lors d’une assemblée générale ordinaire doit être tranchée par les votes affirmatifs de la majorité simple des voix valablement exprimées sur cette résolution par les Actionnaires ayant le droit de vote conformément aux présents Statuts et, en cas d’égalité de voix, la résolution sera rejetée.
22.2Sous réserve des dispositions de la Loi, toute question soumise à l’examen des Actionnaires lors d’une assemblée générale extraordinaire doit être tranchée par les votes affirmatifs d’au moins deux tiers (2/3) des voix valablement exprimées sur cette résolution par les Actionnaires ayant le droit de vote conformément aux présents Statuts.
22.3Afin d’éviter tout doute, les votes valablement exprimés n’incluent pas les votes attachés aux Actions pour lesquelles l’Actionnaire n’a pas pris part au vote ou s’est abstenu ou a voté blanc ou remis un bulletin de vote nul.
23.	Procuration
23.1Pour se faire représenter aux assemblées générales des Actionnaires, un Actionnaire peut désigner un mandataire par un instrument écrit, en la forme que le Conseil peut approuver de temps en temps et mettre à la disposition des Actionnaires.
23.2Les Actionnaires peuvent voter par écrit (à l’aide d’un bulletin de vote fourni par la Société) sur les résolutions soumises à l’assemblée générale, à condition que le bulletin de vote comprenne (a) les nom, prénom, adresse et signature de l’Actionnaire concerné, (b) l’indication des actions pour lesquelles l’Actionnaire exercera ce droit, (c) l’ordre du jour tel que reproduit dans l’Avis de convocation, et (d) les instructions de vote (approbation, refus, abstention) pour chaque point de l’ordre du jour.
23.3La Société doit recevoir la désignation d’un mandataire ou la soumission d’un bulletin de vote complété au plus tard quarante-huit (48) heures avant la date prévue pour l’assemblée (ou toute autre date déterminée par la Société et notifiée par écrit aux Actionnaires) au siège social ou à tout autre endroit ou de la manière spécifiés dans l’Avis de convocation à l’assemblée ou dans toute procuration ou tout bulletin de vote envoyé par la Société en relation avec l’assemblée à laquelle la personne désignée dans la nomination propose de voter. La désignation d’un mandataire ou la soumission d’un bulletin de vote qui ne sont pas reçues de la manière permise seront considérées comme non valables.
23.4Un Actionnaire qui est détenteur de deux (2) ou plusieurs actions peut

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désigner plus d’un (1) mandataire pour se faire représenter et voter pour son compte à l’égard de différentes actions.
23.5La décision du président d’une assemblée générale portant sur la validité d’une désignation d’un mandataire ou d’un bulletin de vote est définitive.
24.	Ajournement des assemblées générales
24.1À la demande du Conseil ou moyennant l’autorisation de ce dernier, le président d’une assemblée générale a le droit d’ajourner de quatre (4) semaines toute assemblée générale qui est en cours. Le président doit donc ajourner l’assemblée à la demande d’un ou plusieurs Actionnaires représentant au moins un dixième (1/10) du Capital Social Émis. Aucune assemblée générale ne peut être ajournée plus d’une fois. Tout ajournement d’une assemblée générale annule toute décision déjà adoptée lors de cette assemblée.
24.2Sauf dans le cas où l’assemblée est ajournée à une date, une heure et un lieu précis, annoncés lors de l’assemblée qui est ajournée, lesquels lieu, date et heure seront publiquement annoncés par la Société, chaque Actionnaire autorisé à assister et à voter à l’assemblée conformément aux présents Statuts doit recevoir un Avis du lieu, de la date et de l’heure de la reprise de l’assemblée ajournée. L’assemblée ajournée est autorisée à traiter uniquement les points qui auraient pu être correctement traités à l’assemblée s’il n’y avait pas eu d’ajournement.

ADMINISTRATEURS ET DIRIGEANTS

25.	Nombre d’Administrateurs

Le Conseil est composé d’au moins trois (3) Administrateurs et d’au plus quinze (15) Administrateurs, le nombre d’Administrateurs dans cet intervalle étant déterminé par le Conseil. Nonobstant ce qui précède, tant que la Société ne compte qu’un seul Actionnaire, le Conseil peut se composer d’un (1) Administrateur ou de tout autre nombre d’Administrateurs que cet Actionnaire décide.

26.	Élection des Administrateurs
26.1Le Conseil ou un ou plusieurs Actionnaires qui détiennent ensemble au moins dix pour cent (10%) du Capital Social Émis à la date de l’Avis à la Société, peut désigner toute personne en vue de son élection en tant qu’Administrateur. En cas de nomination d’une personne autre que celle qui est proposée par le Conseil en vue de son élection ou de sa réélection en tant qu’Administrateur, il convient d’envoyer un Avis à la Société, conformément aux dispositions du présent Article 26.1, dans lequel figure l’intention de nommer cette personne. Lorsqu’une personne est nommée en vue de son élection comme Administrateur autrement que par le Conseil :
(a)l’Avis à la Société doit contenir les points suivants : (i) pour chaque personne que l’Actionnaire propose de désigner en vue de son élection en tant qu’Administrateur, (A) son nom, âge, adresse professionnelle et adresse de résidence, (B) son emploi principal, (C) la catégorie ou la série et le nombre d’Actions dont elle est le bénéficiaire effectif ou qui sont inscrites à son nom et (D) toute autre information qui la concerne et devrait être divulguée dans une procuration ou dans d’autres dépôts devant être faits dans le cadre de demandes de procurations pour élire des Administrateurs en vertu de lois ou de règlements applicables ou que la Société peut

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raisonnablement demander afin de déterminer l’admissibilité de cette personne comme Administrateur ; (ii) le nom et l’adresse consignée au Registre de chaque Actionnaire donnant l’Avis ainsi que le nom et l’adresse du bénéficiaire effectif, le cas échéant, au nom duquel la personne est nommée ; et (iii) la catégorie ou série et le nombre d’Actions qui sont inscrites au nom de cet Actionnaire ou dont ce dernier est bénéficiaire effectif, ou au nom du bénéficiaire effectif (y compris toutes actions pour lesquelles cet Actionnaire ou ce bénéficiaire effectif a le droit d’acquérir la propriété à tout moment à l’avenir) ; (iv) une description de tous les produits dérivés, contrats d’échange ou autres opérations ou séries d’opérations effectués, directement ou indirectement, par cet Actionnaire ou ce bénéficiaire effectif, dont le but ou l’effet est de donner à cet Actionnaire ou ce bénéficiaire effectif un risque économique similaire à la possession d’Actions ; (e) une description de tous les accords, arrangements, ententes ou relations entre cet Actionnaire ou le bénéficiaire effectif et toute(s) autre(s) personne(s) (y compris leurs noms) en relation avec la nomination proposée par cet Actionnaire et toute relation importante entre cet Actionnaire ou ce bénéficiaire effectif et la personne qu’il est proposé de désigner en vue de son élection ; et

(b)cet Avis doit être accompagné d’un consentement écrit de chaque personne dont l’Actionnaire propose la nomination en vue de son élection en tant qu’Administrateur et qui agira en qualité d’Administrateur en cas d’élection.
26.2Sauf disposition contraire de la loi, le président de l’assemblée générale au cours de laquelle les Administrateurs sont élus dispose du pouvoir et du devoir de déterminer si la proposition visant à élire des Administrateurs qui est faite par un Actionnaire l’a été conformément au présent Article 26, et si tel n’est pas été le cas, de déclarer que cette proposition ne peut être prise en considération.
26.3Sauf en cas de vacance d’un poste d’Administrateur pourvue par le Conseil, tel que prévu à l’Article 30, la Société peut élire des Administrateurs suivant une Résolution Ordinaire. Lors d’une élection contestée, lorsque le nombre de personnes proposées valablement pour l’élection ou la réélection du Conseil dépasse le nombre de sièges à pourvoir au Conseil à l’assemblée générale applicable, les Administrateurs doivent être élus selon les voix exprimées par les Actionnaires présents en personne ou par procuration à cette assemblée, de sorte que les personnes qui reçoivent le plus de votes affirmatifs (à concurrence du nombre d’Administrateurs à élire) seront élues comme Administrateurs à cette assemblée générale, et le vote affirmatif de la majorité simple des voix exprimées par les Actionnaires présents en personne ou par procuration à cette assemblée ne sera pas requis pour élire les Administrateurs dans de telles circonstances. Aucun Actionnaire n’a le droit de cumuler son vote dans de telles circonstances, mais il peut seulement exprimer une voix pour ou contre chaque candidat pour chaque Action qu’il détient.

27.	Catégories d’Administrateurs

Les Administrateurs sont divisés en trois (3) catégories désignées comme Catégorie I, Catégorie II et Catégorie III. Le Conseil désigne les Administrateurs qui

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officieront au départ dans chacune des Catégorie I, Catégorie II et Catégorie III. Chaque catégorie d’Administrateurs doit être composée, autant que possible, d’un tiers (1/3) du nombre total des Administrateurs constituant l’ensemble du Conseil.

28.	Durée du mandat des Administrateurs

Lors de la première assemblée générale qui a lieu après la date d’adoption des présents Statuts dans le but d’élire les Administrateurs, les Administrateurs de Catégorie I doivent être élus pour un mandat d’un (1) an, les Administrateurs de Catégorie II doivent être élus pour un mandat de deux (2) ans et les Administrateurs de Catégorie III doivent être élus pour un mandat de trois (3) ans. À chaque assemblée générale annuelle suivante, les Administrateurs qui succèdent à ceux dont le mandat expire à cette assemblée générale doivent être élus pour un mandat de trois (3) ans. En cas de modification du nombre d’Administrateurs, toute augmentation ou diminution est répartie par le Conseil entre les différentes catégories afin de maintenir le même nombre d’Administrateurs dans chacune d’elles dans la mesure du possible, et tout Administrateur de n’importe quelle catégorie qui est élu pour pourvoir une vacance exercera ses fonctions pour un mandat qui doit coïncider avec le reste du mandat des autres Administrateurs de cette catégorie, mais en aucun cas une diminution du nombre d’Administrateurs ne peut raccourcir la durée du mandat d’un quelconque Administrateur alors en fonction. Un Administrateur doit exercer ses fonctions jusqu’à l’assemblée générale annuelle correspondant à l’année pendant laquelle son mandat expire, sous réserve que ce mandat devienne vacant en vertu de l’Article 30.

29.	Révocation des Administrateurs
29.1Le mandat d’un Administrateur peut être résilié à tout moment et avec ou sans motif, par l’assemblée générale des Actionnaires, au moyen d’une Résolution Ordinaire en faveur de cette résiliation.
29.2Si un Administrateur est révoqué du Conseil en vertu de l’Article 29.1, les Actionnaires peuvent pourvoir la vacance par une Résolution Ordinaire adoptée lors de l’assemblée au cours de laquelle cet Administrateur est révoqué, pour autant que le candidat qui est proposé par des Actionnaires pour pourvoir le poste vacant le soit conformément à l’Article 26.1.
30.	Vacance d’un poste d’Administrateur
30.1	Le poste d’Administrateur est vacant dans le cas où l’Administrateur :
(a)est démis de ses fonctions en vertu des présents Statuts ou si la loi lui interdit d’être Administrateur ;
(b)est ou tombe en faillite, ou conclut un arrangement ou un concordat avec ses créanciers en général ;
(c)	est atteint dans ses facultés mentales, perd ces dernières ou décède ; ou
(d)	démissionne de son poste en envoyant un Avis à la Société.
30.2Le Conseil a le pouvoir de nommer toute personne comme Administrateur pour pourvoir un poste vacant au sein du Conseil pour toute autre raison que celle pour laquelle les Actionnaires ont désigné un Administrateur pour pourvoir un poste vacant conformément à l’Article 29.2. Un Administrateur ainsi nommé est désigné pour la catégorie d’Administrateurs à laquelle l’Administrateur qu’il remplace

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appartenait, pour autant que cet Administrateur exerce ses fonctions uniquement jusqu’à la ratification par les Actionnaires de sa nomination à l’assemblée générale suivante et, si cette assemblée générale ne ratifie pas la nomination, cet Administrateur devra quitter ses fonctions à l’issue de celle-ci.
31.	Rémunération des Administrateurs

La rémunération (le cas échéant) des Administrateurs est déterminée par le Conseil sous réserve de ratification par les Actionnaires lors de l’assemblée générale des Actionnaires. Cette rémunération est réputée s’accumuler de jour en jour. Tout Administrateur qui occupe un mandat exécutif (y compris la fonction de Président à cet effet) ou qui exerce une fonction au sein d’un comité du Conseil ou qui s’acquitte encore de services qui, de l’avis du Conseil, dépassent le cadre des devoirs ordinaires d’un Administrateur, peut recevoir ces rémunérations supplémentaires pour ces services supplémentaires, suivant ce qui est déterminé par le Conseil. Les Administrateurs peuvent également se voir payer les frais de voyages, d’hôtel et autres qu’ils ont encourus dans le but d’assister aux réunions du Conseil ou aux assemblées générales et d’en revenir, ou dans le cadre des activités de la Société ou de leurs fonctions d’Administrateurs en général.

32.	Administrateurs pour gérer les activités

Les activités de la Société sont gérées et menées par le Conseil ou sous la direction de ce dernier. Dans la gestion des activités de la Société, le Conseil peut exercer tous les pouvoirs de la Société qui ne sont pas réservés, en vertu de la Loi ou des présents Statuts, à la Société en assemblée générale.

33.	Pouvoirs du Conseil d’administration

Sans limiter les pouvoirs du Conseil décrits à l’Article 32, le Conseil représente et engage la Société à l’égard des tiers et peut :

(a)nommer, suspendre ou révoquer n’importe quel gérant, secrétaire, commis, agent ou employé de la Société et peut fixer leur rémunération et déterminer leurs fonctions ;
(b)exercer tous les pouvoirs de la Société pour emprunter de l’argent et hypothéquer, grever de charge ou accorder une sûreté sur son entreprise, bien et capital non appelé, ou toute partie de celui-ci, et peut autoriser l’émission par la Société de certificats de créance, d’emprunts obligataires et d’autres titres, purs et simples ou à titre de garantie de toute dette, engagement ou obligation de la Société ou d’un tiers ;
(c)nommer une ou plusieurs personnes en tant que directeur général de la Société, qui, sous le Contrôle du Conseil, doivent surveiller et gérer toutes les affaires et les activités générales de la Société ;
(d)nommer une personne pour agir en tant que délégué à la gestion journalière de la Société et confier et conférer à ce délégué les pouvoirs et les devoirs qu’il juge nécessaires pour la gestion et la conduite de cette gestion journalière et des affaires de la Société ;
(e)au moyen d’une procuration, nommer toute(s) personne(s), qu’elle(s) ai(en)t été nommée(s) directement ou indirectement par le Conseil, pour agir en qualité de mandataire(s) de la Société à ces fins et en détenant les pouvoirs, autorisations et

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pouvoirs discrétionnaires (n’excédant pas ceux qui sont conférés au Conseil ou pouvant être exercés par celui-ci) et pour la période et sous réserve des conditions qu’il juge bonnes et ce pouvoir peut contenir des dispositions relatives à la protection et à la commodité des personnes concernées par cette procuration, suivant ce qui est jugé adéquat par le Conseil, et peut également autoriser ce mandataire à sous-déléguer tout ou partie des pouvoirs, autorisations et pouvoirs discrétionnaires accordés ainsi au mandataire ;
(f)déléguer ses pouvoirs (y compris le pouvoir de sous-déléguer) à un ou plusieurs comités d’une ou de plusieurs personnes nommées par le Conseil qui peut être en partie composé de non Administrateurs, pour autant que chacun de ces comités soit composé d’une majorité d’Administrateurs et se conforme aux directives que le Conseil leur impose, et les réunions et les délibérations de ces comités sont régis par les dispositions des présents Statuts réglementant les réunions et les délibérations du Conseil, pour autant que celles-ci soient applicables et ne soient pas annulées par des directives imposées par le Conseil ;
(g)déléguer ses pouvoirs (y compris le pouvoir de sous-déléguer) à toute(s) personne(s) suivant des conditions et la manière que le Conseil peut juger adéquates (ne dépassant ne pas celles qui sont accordées au Conseil ou pouvant être exercées par celui-ci) ;
(h)introduire une demande en rapport avec la liquidation ou la réorganisation de la Société, prendre toute mesure, en tant que demandeur et défendeur devant toute juridiction, obtenir des jugements, décisions, décrets, décisions arbitrales et procéder à l’exécution, accepter tout règlement, transiger ou compromettre sur toutes réclamations de quelque manière qui soit déterminée par le Conseil comme étant dans l’intérêt de la Société ;
(i)dans le cadre de l’émission d’Actions, payer la commission et le courtage que la loi autorise ;
(j)sous réserve des dispositions de l’Article 31, prévoir des avantages, que ce soit sous la forme de pensions, gratifications ou autrement, pour tout Administrateur, ancien Administrateur ou autre dirigeant ou ancien dirigeant de la Société ou pour toute personne qui occupe ou a occupé un emploi au sein de la Société ou de ses Filiales ou sociétés associées ou de tout prédécesseur de la Société ou de l’un de ses Filiales ou société associée et pour tout membre de sa famille ou toute personne qui dépend ou dépendait de lui, et peut mettre en place, établir, soutenir, modifier, maintenir et poursuivre tout régime visant à prévoir tous ces avantages, et à ces fins, tout Administrateur peut être, devenir ou rester membre d’un régime, ou le rejoindre, et recevoir ou conserver à son propre profit tous les avantages auxquels cet Administrateur a ou peut avoir droit en vertu de ce régime, et le Conseil peut autoriser le paiement par prélèvement sur les fonds de la Société de primes, d’apports ou de sommes dues par la Société conformément aux dispositions de ce régime à l’égard des personnes visées au présent Article 33(j) ; et
(k)autoriser toute(s) personne(s) à agir au nom de la Société à des fins spécifiques et dans ce cadre, signer n’importe quel acte, contrat, document ou

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instrument au nom de la Société.
34.	Administrateurs ayant un intérêt
34.1Aucun contrat et aucune autre opération entre la Société et l’un ou plusieurs de ses Administrateurs, ou entre la Société et toute autre personne dans laquelle son Administrateur a, directement ou indirectement, un intérêt de nature patrimoniale opposé à celui de la Société, ne seront nuls ou annulables uniquement pour cette raison, ou uniquement du fait que l’Administrateur est présent à la réunion du Conseil ou du comité du Conseil qui autorise le contrat ou l’opération tant que les dispositions du présent Article 34 sont observées.
34.2Si un Administrateur a, directement ou indirectement, un intérêt de nature patrimoniale dans un contrat ou une opération auxquels la Société est partie, cet Administrateur ayant un intérêt est tenu d’en aviser le Conseil, de faire mentionner sa déclaration au procès-

verbal de la réunion et ne peut pas prendre part aux délibérations du Conseil ou du comité du Conseil concernant ce contrat ou cette opération.

34.3Si un ou plusieurs Administrateurs sont empêchés de participer aux délibérations du Conseil ou d’un comité du Conseil en raison d’un intérêt direct ou indirect de nature patrimoniale dans un contrat ou une opération, le quorum requis pour les délibérations sur le point concerné sera de deux (2) Administrateurs qui n’ont pas de conflit d’intérêts présents en personne à la réunion et le vote requis pour que les décisions sur ce point soient approuvées par le Conseil ou le comité du Conseil sera la majorité des Administrateurs qui n’ont pas de conflit d’intérêts ou la majorité des membres du comité du Conseil qui n’ont pas de conflit d’intérêts, dans tous les cas, présents en personne (ou par représentation conformément à l’Article 40.2)) à la réunion, à condition que, s’il n’y a que deux Administrateurs qui n’ont pas de conflit d’intérêts, le vote affirmatif des deux soit requis. Dans la mesure où le quorum ne peut être atteint au niveau du comité du Conseil, celui-ci peut décider de renvoyer la décision sur ce point au Conseil. Dans la mesure où le quorum ne peut être atteint au niveau du Conseil, celui-ci peut décider de renvoyer la décision sur ce point à l’assemblée générale des Actionnaires devant être approuvée par Résolution Ordinaire. Si le Conseil est composé d’un seul Administrateur conformément aux dispositions de l’Article 25, et que cet Administrateur est un Administrateur ayant un conflit d’intérêts, la décision doit être renvoyée par cet Administrateur à l’assemblée générale des Actionnaires devant être approuvée par Résolution Ordinaire.
34.4Les dispositions du présent Article 34 ne s’appliquent pas aux contrats ou opérations qui s’inscrivent dans le cours normal des activités de la Société ou de ses Filiales et qui sont conclus dans des conditions de pleine concurrence et aux conditions du marché.
35.	Concurrence et opportunités d’affaires
35.1En reconnaissance et en prévision du fait que les membres du Conseil qui ne sont pas employés par la Société (les « Administrateurs Non Employés ») et leurs Affiliés et Entités Affiliées respectifs puissent exercer des activités ou dans des secteurs d’activité connexes identiques ou similaires à ceux que la Société, directement

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ou indirectement, peut exercer ou d’autres activités commerciales qui chevauchent ou concurrencent celles que la

Société exerce, directement ou indirectement, les dispositions du présent Article 35 visent à réglementer et à définir la conduite de certaines affaires de la Société en ce qui concerne certaines classes ou catégories d’opportunités d’affaires dans la mesure où elles peuvent impliquer l’un des Administrateurs Non Employés ou leurs Affiliés respectifs et les pouvoirs, droits, devoirs et responsabilités de la Société et de ses Administrateurs et Dirigeants à cet égard.

35.2	Pour les besoins du présent Article 35 (a) « Affilié » désigne, à l’égard de chaque

(i) Administrateur Non Employé, toute personne qui est, directement ou indirectement, Contrôlée par cet Administrateur Non Employé (autre que la Société et toute entité qui est Contrôlée par la Société), et (ii) à l’égard de la Société, toute personne qui est, directement ou indirectement, Contrôlée par la Société ; et (b) « Entité Affiliée » désigne (i) toute personne dont un Administrateur Non Employé exerce des fonctions de dirigeant, d’administrateur, d’employé, de mandataire ou autre représentant (autre que la Société et toute personne qui est Contrôlée par la Société), (ii) tout associé, actionnaire, membre, gérant ou autre représentant, direct ou indirect, de cette personne ou (iii) tout affilié de toute personne citée ci-avant.

35.3Aucun Administrateur Non Employé (y compris tout Administrateur Non Employé exerçant des fonctions de dirigeant de la Société en ses qualités d’administrateur ou de dirigeant) et aucun de ses Affiliés ou aucune de ses Entités Affiliées (ces personnes étant dénommés collectivement « Personnes Identifiées » et individuellement, « Personne Identifiée ») n’ont, dans la mesure la plus large permise par la loi, l’obligation de s’abstenir, directement ou indirectement, (a) d’exercer des activités commerciales ou dans des secteurs d’activité identiques ou similaires à ceux que la Société ou l’un de ses Affiliés exerce ou propose d’exercer ou (b) d’être en concurrence avec la Société ou l’un de ses Affiliés, et, dans la mesure la plus large permise par la loi, aucune Personne Identifiée ne peut être tenue responsable envers la Société ou ses Actionnaires ou envers tout Affilié de la Société pour violation d’une obligation fiduciaire du seul fait que cette Personne Identifiée exerce de telles activités.
35.4Dans la mesure la plus large permise par la loi, la Société, pour son propre compte et celui de ses Affiliés, renonce par les présentes à tout intérêt ou attente dans, ou à tout droit de se voir offrir la possibilité de participer à, toute opportunité d’affaires qui pourrait être une opportunité d’affaires pour une Personne Identifiée et la Société ou l’un de ses Affiliés, sauf dans les cas prévus à l’Article 35.5. Sous réserve de l’Article 35.5, dans le cas où une Personne Identifiée prend connaissance d’une opération potentielle ou d’une autre opportunité d’affaires qui peut être une opportunité d’affaires pour elle-même et pour la Société ou l’un de ses Affiliés, cette Personne Identifiée n’est pas tenue, dans toute la mesure permise par la loi, de communiquer ou de proposer cette opération ou cette autre opportunité d’affaires à la Société ou à l’un de ses Affiliés, et, dans toute la mesure permise par la loi, elle n’est pas tenue responsable envers la Société ou ses Actionnaires ou envers tout Affilié de la Société pour violation d’une obligation fiduciaire en tant qu’actionnaire, qu’administrateur ou que dirigeant

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de la Société du seul fait que cette Personne Identifiée poursuit ou acquiert cette opportunité d’affaires pour elle-même ou qu’elle propose cette opportunité d’affaires à une autre personne.
35.5La Société ne renonce pas à son intérêt dans toute opportunité d’affaires proposée à un Administrateur Non Employé (y compris un Administrateur Non Employé qui exerce des fonctions de dirigeant dans cette Société) si cette opportunité est expressément proposée à cette personne uniquement en sa qualité d’Administrateur ou de Dirigeant de la Société, et les dispositions de l’Article 35.4 ne s’appliqueront pas à un telle opportunité d’affaires.
35.6En sus des dispositions du présent Article 35 qui précèdent et nonobstant celles- ci, une opportunité d’affaires ne sera pas considérée comme une opportunité d’affaires potentielle pour la Société ou l’un de ses Affiliés s’il s’agit d’une opportunité d’affaires (a) que la Société ou ses Affiliés ne sont pas capables, financièrement ou légalement, d’accepter ou ne sont pas contractuellement autorisés à accepter, (b) qui, de par sa nature, n’est pas en ligne avec les affaires de la Société ou de ses Affiliés ou ne représente aucun avantage pratique pour la Société ou ses Affiliés, ou (c) dans laquelle la Société ou ses Affiliés n’ont aucun intérêt ou envers laquelle la Société ou ses Affiliés n’ont aucune attente raisonnable.
35.7Dans la mesure la plus large permise par la loi applicable, toute personne achetant ou acquérant un droit sur des Actions est réputée avoir reçu un Avis l’informant des dispositions du présent Article 35 et y avoir consenti.
36.	Nomination du Président et du Secrétaire
36.1Un Président peut être nommé par le Conseil parmi ses membres de temps en temps pour la durée que le Conseil estime appropriée. Sauf décision contraire du Conseil, le Président préside toutes les réunions du Conseil et les assemblées des Actionnaires. En l’absence du Président lors d’une réunion du Conseil ou d’une assemblée des Actionnaires, le Conseil doit désigner une autre personne qui assumera les fonctions de président à cette réunion.
36.2Le Conseil peut nommer un Secrétaire de temps à autre pour la durée qu’il estime appropriée. Le Secrétaire ne doit pas nécessairement être un Administrateur et sera responsable de (a) l’envoi des Avis de convocation aux assemblées générales conformément aux instructions du Conseil, (b) la convocation aux réunions du Conseil conformément aux instructions du Président, (c) la tenue des procès-verbaux des réunions du Conseil et des assemblées des Actionnaires et (d) toute autre tâche confiée de temps en temps au Secrétaire par le Conseil.
37.	Désignation, fonctions et rémunération des Dirigeants
37.1Le Conseil peut nommer des Dirigeants (Administrateurs ou non) dont le mandat est déterminé par ce même Conseil en fonction de ce qu’il estime approprié.
37.2Les Dirigeants disposent des pouvoirs et exercent les fonctions dans la gestion, les activités et les affaires de la Société désignées par résolution du Conseil.
37.3	Les Dirigeants perçoivent la rémunération qui est fixée par le Conseil.
38.	Couverture des Administrateurs et des Dirigeants
38.1Les Administrateurs, le Président, le Secrétaire et les autres Dirigeants

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(ce terme devant inclure toute personne nommée à un comité par le Conseil) agissant en leur propre qualité ou, à la demande de la Société, en tant qu’administrateur, dirigeant, employé ou mandataire d’une autre personne, y compris d’une Filiale de la Société, ou en tant que liquidateur ou trustee (le cas échéant) pour la Société ou une de ses Filiales et chacun d’eux

(que ce soit pour les activités du moment ou antérieurement) et leurs héritiers, exécuteurs testamentaires et administrateurs (chacun étant une « Partie Couverte »), doivent, dans la mesure du possible en vertu de la loi en vigueur, être couverts et dégagés de toute responsabilité par la Société en cas d’actions, de frais, de charges, de pertes, de dommages-intérêts et de dépenses que l’un d’eux encourt ou subit du fait d’un acte accompli ou omis par un Administrateur, Président, Secrétaire ou Dirigeant agissant en leur qualité respective ou en les autres qualités décrites ci-dessus, et, dans la mesure du possible en vertu de la loi applicable, aucun Administrateur, Président, Secrétaire ou Dirigeant ne sera tenu responsable des actes, omissions ou manquements d’une autre Partie Couverte, ou des actes d’un conseiller de la Société ou de toute autre personne, y compris des institutions financières auprès desquelles des fonds ou actifs appartenant à la Société sont déposés ou mis en garde, ou de toute insuffisance ou déficience au niveau des sûretés reçues par la Société à l’égard de ses fonds ou des actifs, ou de toute autre perte, incident malheureux ou dommage susceptible de se produire dans le cadre de leur mandat d’Administrateur, de Président, de Secrétaire ou de Dirigeant de la Société ou, à la demande de la Société, en tant qu’administrateur, dirigeant, employé ou mandataire d’une autre personne, y compris de toute Filiale de la Société, ou en tant que liquidateur ou trustee (le cas échéant) pour la Société ou l’une de ses Filiales, ou en relation avec celle-ci, sous réserve que ces dispositions en matière de couverture et d’exonération ne s’étendent pas à des questions concernant une fraude ou malhonnêteté, négligence grave, faute délibérée ou action entraînant une responsabilité pénale à l’égard de la Société, qui pourrait être attachée à une des parties couvertes. Chaque Actionnaire s’engage à renoncer à toute réclamation ou droit d’action dont il pourrait bénéficier, que ce soit à titre individuel ou par droit découlant de la Société, à l’encontre d’un Administrateur, du Président, du Secrétaire ou d’un Dirigeant en raison d’une mesure prise par cette personne, ou de l’absence de prise de mesure par cette personne dans l’exercice de ses fonctions auprès de la Société ou pour la Société ou, à la demande de cette dernière, toute autre personne, pour autant que cette renonciation ne s’étende pas à des questions concernant une fraude ou malhonnêteté, négligence grave, faute délibérée ou action entraînant une responsabilité pénale à l’égard de la Société, qui pourrait être attachée à cette personne.

38.2La Société peut, dans la mesure du possible en vertu de la loi applicable, souscrire et maintenir une assurance au profit d’Administrateurs ou de Dirigeants contre toute responsabilité (dans la mesure permise par la loi) qu’ils encourent en vertu de la Loi en qualité d’Administrateurs ou de Dirigeants, ou couvrant ces Administrateurs ou Dirigeants à l’égard de toute perte ou responsabilité liée à eux en vertu de toute règle de droit pour toute négligence, toute défaillance, tout manquement à une obligation ou tout abus de confiance dont l’Administrateur ou le Dirigeant

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pourrait se rendre coupable à l’égard de la Société ou une de ses Filiales.
38.3La Société peut, dans la mesure du possible en vertu de la loi applicable, avancer des fonds à une Partie Couverte pour les frais, charges et dépenses que cette Partie Couverte engage en tant que défendeur dans toute procédure civile ou pénale contre cette personne, à condition que ladite Partie Couverte rembourse l’avance si des cas allégués de fraude ou de malhonnêteté à l’égard de la Société sont avérés contre cette personne.
38.4Les droits conférés à des parties couvertes au titre du présent Article 38 sont des droits contractuels, et tout droit à couverture ou à l’avancement de frais en vertu de cet Article 38 ne peut être éliminé ou compromis par une modification des présents Statuts après la survenance de l’acte ou de l’omission par rapport auxquels une couverture ou l’avancement de frais sont demandés.
38.5La Société est autorisée à conclure des accords avec toute Partie Couverte donnant à cette personne des droits à couverture ou à l’avancement de frais, dans la mesure du possible en vertu de la loi applicable.
39.	Pouvoirs de signature
39.1À l’égard des tiers, la Société est engagée en toutes circonstances par la signature conjointe de deux (2) Administrateurs indépendamment de leur catégorie ou par la signature individuelle du délégué du Conseil agissant dans les limites de ses pouvoirs.

RÉUNIONS DU CONSEIL D’ADMINISTRATION

40.	Réunions du Conseil
40.1Le Conseil peut se réunir pour la conduite des affaires de la Société, ajourner ou décider de ses réunions comme bon lui semble. Chaque Administrateur dispose d’une (1) voix, et toute résolution soumise au vote lors d’une réunion du Conseil doit être adoptée à la majorité des suffrages exprimés et en cas d’égalité des voix, la résolution est rejetée, et la voix du Président de la réunion n’est pas prépondérante.
40.2Chaque Administrateur présent lors d’une réunion du Conseil doit disposer, en sus de son propre vote, de la voix de tout autre Administrateur qui est absent lors de la réunion et doit avoir autorisé cet Administrateur à voter pour lui lors de la réunion en son absence.
40.3Un tel pouvoir peut se rapporter généralement à toutes les réunions du Conseil ou à toute réunion spécifiée et doit être écrit et peut être envoyé par courrier, télécopieur ou courrier électronique (avec la preuve habituelle de la confirmation que cet Avis a bien été transmis) ou par tout autre moyen de communication approuvé par le Conseil et peut porter une signature imprimée ou par télécopie de l’Administrateur qui donne ce pouvoir. Le pouvoir doit être remis à la Société en vue de sa consignation avant la réunion à laquelle a lieu un vote en vertu de ce pouvoir ou il doit être présenté lors d’une telle réunion.
41.	Avis de convocation aux réunions du Conseil

À tout moment, un Administrateur peut, et le Secrétaire à la demande d’un Administrateur doit, convoquer une réunion du Conseil. Un Avis de convocation à une réunion du Conseil est réputé être dûment donné à un Administrateur s’il lui est donné

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verbalement (y compris en personne ou par téléphone) ou encore s’il lui est communiqué ou envoyé par la poste ou par télécopie ou courrier électronique (avec la preuve habituelle de confirmation que cet Avis a été transmis) à la dernière adresse connue de cet Administrateur ou conformément à toute autre instruction donnée par cet Administrateur à la Société à cet effet.

42.	Participation par téléphone ou visioconférence

Les Administrateurs peuvent participer aux réunions par visioconférence ou par tout autre moyen de communication téléphonique ou autre qui permet aux intervenants de la réunion de communiquer entre eux en même temps, et une telle participation à une réunion vaudra la présence en personne à cette réunion.

43.	Quorum aux réunions du Conseil

Le quorum nécessaire pour la conduite des affaires lors d’une réunion du Conseil est fixé à deux (2) Administrateurs qui sont présents en personne. Si le Conseil est composé d’un Administrateur conformément aux dispositions de l’Article 25, le quorum est constitué par un Administrateur.

44.	Poursuite du Conseil en cas de vacance de poste

Le Conseil peut agir indépendamment de toute vacance au niveau de son nombre, sous réserve que si le nombre d’Administrateurs est inférieur au nombre fixé par la Loi au niveau du nombre minimum d’Administrateurs, le ou les Administrateurs qui poursuivent doivent, au nom du Conseil, convoquer une assemblée générale afin de nommer de nouveaux Administrateurs et pourvoir les postes vacants ou afin d’adopter toute mesure relevant de la compétence de l’assemblée générale.

45.	Résolutions écrites

Une résolution signée par tous les Administrateurs, qui peut se faire sur plusieurs exemplaires, revêt la même validité que si elle est votée lors d’une réunion du Conseil dûment convoquée et constituée, et prend effet à la date à laquelle elle est signée par le dernier Administrateur.

46.	Validité des actes des Administrateurs

Toutes les mesures prises lors d’une réunion du Conseil ou par un Administrateur, nonobstant toute découverte ultérieure du fait qu’il y a eu une irrégularité au niveau de la nomination d’un Administrateur ou qu’un Administrateur a été déchu de ses fonctions ou a quitté son poste, sont aussi valables que si cet Administrateur avait été dûment nommé, était autorisé à exercer ou avait poursuivi ses fonctions d’Administrateur et avait eu le droit de prendre cet acte.

DOCUMENTS DE LA SOCIÉTÉ

47.	Procès-verbaux des assemblées des Actionnaires
47.1Les procès-verbaux des assemblées générales des Actionnaires doivent être établis et signés par le Président de l’assemblée générale.
47.2Des copies ou des extraits des procès-verbaux de l’assemblée générale des Actionnaires peuvent être certifiés par le Président ou le Secrétaire.
48.	Procès-verbaux des réunions du Conseil

Les procès-verbaux des réunions du Conseil ou des extraits de ceux-ci doivent être signés par le Président ou par un Administrateur ayant participé à la réunion.

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49.	Lieu de conservation des documents de la Société

Les procès-verbaux établis conformément à la Loi et aux présents Statuts doivent être conservés par le Secrétaire au siège social de la Société.

50.	Envoi des Avis
50.1Un Avis (y compris un Avis de convocation à une assemblée générale) ou tout autre document devant être signifié ou remis par la Société aux Actionnaires en vertu des présents Statuts peut être signifié ou remis à tout Actionnaire par la Société :
(a)par remise en mains propres à cet Actionnaire ou à son mandataire autorisé (et dans le cas d’un Avis de convocation à une assemblée générale, uniquement si ledit Actionnaire a individuellement accepté de recevoir l’Avis de cette manière) ;
(b)par envoi de cet Avis ou de ce document à cet Actionnaire à son adresse telle qu’inscrite au Registre des Actionnaires et dans le cas d’un Avis de convocation à une assemblée générale, uniquement si ledit Actionnaire a individuellement accepté de recevoir l’Avis de cette manière) ;
(c)par télécopie, à un numéro fourni sur instruction de cet Actionnaire, qui a individuellement consenti par écrit à recevoir les Avis ou les documents de la part de la Société (y compris, un Avis de convocation à assemblée générale) ;
(d)par courrier électronique, à une adresse électronique fournie sur instruction de cet Actionnaire, qui a individuellement consenti par écrit à recevoir les Avis ou les documents de la Société (y compris, un Avis de convocation à une assemblée générale) ; ou
(e)par lettre recommandée adressée à cet Actionnaire à son adresse, telle qu’inscrite au Registre des Actionnaires, à l’égard d’un Avis convoquant une assemblée générale dans les cas où un Actionnaire n’a pas consenti individuellement à recevoir un Avis par d’autres moyens de communication.

50.2Lorsqu’un Avis ou un document est signifié ou remis en vertu de l’Article 50.1(a), la signification ou la remise de cet Avis ou de ce document est réputée avoir été effectuée au moment où cet Avis ou ce document a été remis à l’Actionnaire ou à son mandataire autorisé.
50.3Lorsqu’un Avis ou un document est signifié ou remis en vertu de l’Article 50.1(b), la signification ou la remise de cet Avis ou de ce document est réputée avoir été effectuée à l’expiration du délai de quarante-huit (48) heures après que cet Avis ou ce document a été envoyé par la poste. Afin de prouver la validité de la signification ou la remise, il suffit de prouver que l’enveloppe contenant cet Avis ou ce document a été correctement adressé, estampillé et envoyé par la poste.
50.4Lorsqu’un Avis ou un document est signifié ou remis en vertu de l’Article 50.1(c) ou de l’Article 50.1(d), la signification ou la remise de cet Avis ou de ce document est réputée avoir été effectuée au moment où la télécopie ou le courrier électronique a été envoyé(e), tel que le prouvent les enregistrements de la Société qui sont générés à ce moment- là et à la disposition du destinataire de cet Avis ou de ce document transmis par voie électronique à sa demande.

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50.5Sans préjudice des dispositions contenues aux Articles 50.1(b) et 50,3, si à un quelconque moment, en raison de la suspension ou de l’interruption des services postaux au Luxembourg, la Société est incapable de convoquer une assemblée générale en envoyant des Avis par la poste, une assemblée générale peut être convoquée par un Avis publié dans au moins un (1) grand quotidien national au Luxembourg, puis déposé auprès du Registre du commerce et des sociétés et publié dans le Recueil Électronique des Sociétés et Associations au moins quinze (15) jours avant l’assemblée générale concernée. Dans un tel cas, cet Avis sera réputé avoir été dûment signifié à tous les Actionnaires y ayant droit à midi le jour de la publication de cette publicité. Dans un tel cas, la Société doit adresser, depuis le Luxembourg ou ailleurs (suivant ce qui estimé pratique par le Conseil), des copies de confirmation de l’Avis convoquant

l’assemblée au moins huit (8) jours avant l’assemblée par courrier (ou par télécopie ou courrier électronique dans le cas des Actionnaires qui ont consenti par écrit à recevoir des Avis par télécopie ou courrier électronique, suivant la description reprise aux Articles 50.1(c) et 50.1(d)) à ces Actionnaires dont les adresses consignées se situent en dehors du Luxembourg ou qui se trouvent dans des zones du Luxembourg non affectées par cette suspension ou interruption des services postaux. Si dans un délai minimum de huit (8) jours avant l’heure fixée pour la tenue de l’assemblée générale, l’envoi d’Avis aux Actionnaires au Luxembourg, ou toute partie de celui-ci qui a été préalablement affecté, est à nouveau (de l’avis du Conseil) devenu pratique, dans la mesure où ces Actionnaires n’ont pas reçu d’Avis de convocation à cette assemblée par télécopie ou courrier électronique, la Société devra envoyer des copies de confirmation de l’Avis par courrier à ces Actionnaires. L’omission accidentelle de donner à un Actionnaire ce type de copie de confirmation d’un Avis de convocation à une assemblée générale, ou la non- réception par un Actionnaire de cette copie de confirmation (que ce soit par voie postale ou, si applicable, télécopie ou courrier électronique) ne peuvent invalider les délibérations lors de cette assemblée générale, et aucune preuve ne doit être fournie selon laquelle cette formalité a été respectée.

50.6Nonobstant toute disposition du présent Article 50, la Société n’est pas tenue de tenir compte ou de mener d’enquêtes quant à l’existence d’une suspension ou interruption des services postaux au sein ou à l’égard de tout ou partie d’un quelconque pays ou d’une autre région que le Luxembourg.

EXERCICE SOCIAL

51.	Exercice social

Le premier exercice complet de la Société commencera le 1er janvier et tous les exercices de la Société se termineront le 31 décembre de chaque année.

RÉVISEUR

52.	Nomination du Réviseur d’Entreprises
52.1Les opérations de la Société doivent être surveillées par un ou plusieurs réviseurs d’entreprises agréés selon le cas.
52.2Sous réserve de la Loi, les Actionnaires doivent nommer le ou les réviseurs choisis par le comité d’audit de la Société pour une durée que les Actionnaires jugent appropriée, mais qui n’excède pas six (6) ans ou jusqu’à ce qu’un successeur soit

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nommé. Les réviseurs peuvent être réélus.
52.3Le Réviseur peut être un Actionnaire, mais aucun Administrateur, Dirigeant ou employé de la Société n’est autorisé, pendant toute la durée de ses fonctions, à agir en tant que Réviseur de la Société.

DISSOLUTION ET LIQUIDATION VOLONTAIRE

53.	Dissolution
53.1La Société peut être dissoute à tout moment par les Actionnaires au moyen d’une Résolution Spéciale. En cas de dissolution de la Société, la liquidation doit être confiée à un ou plusieurs liquidateurs, qui peuvent être des personnes physiques ou morales, nommées par l’assemblée générale, laquelle détermine les pouvoirs et la rémunération de ces liquidateurs.
53.2Si la Société doit être dissoute et que les actifs disponibles à la distribution entre les Actionnaires sont insuffisants pour rembourser la totalité du capital libéré des Actions, ces avoirs doivent être (a) d’abord distribués au(x) détenteur(s) d’Actions Préférentielles qui auront d’abord, et en priorité sur tout droit du ou des Actionnaires Ordinaires, droit à un montant égal à leur valeur de rachat telle que calculée conformément à l’article 8.6, (b) ensuite distribués aux détenteurs d’Actions Ordinaires proportionnellement au nombre d’Actions Ordinaires qu’ils détiennent, sans tenir compte du pair comptable de leurs Actions. Si lors d’une dissolution, l’actif disponible pour la distribution entre les Actionnaires est plus que suffisant pour rembourser la totalité du capital libéré des Actions au début de la dissolution, l’excédent sera réparti entre les Actionnaires proportionnellement au nombre d’Actions qu’ils détiennent au début de la dissolution, indépendamment du pair comptable de leurs Actions
53.3Le liquidateur peut, avec l’approbation des Actionnaires au moyen d’une Résolution Ordinaire, répartir entre les Actionnaires en espèce ou en nature la totalité ou une partie de l’actif de la Société (qu’il se compose de biens de même nature ou non) et peut, à cette fin, fixer la valeur qu’il estime juste de ces biens à répartir et, sous réserve des présents Statuts et des droits attachés à chaque Action, peut déterminer la manière dont une telle distribution doit être effectuée entre les Actionnaires ou les différentes catégories d’Actionnaires. Les

déterminations du liquidateur en ce qui concerne les distributions décrites aux Articles 53.2 et

53.3 seront définitives.

MODIFICATIONS STATUTAIRES

54.	Modifications des Statuts
54.1Aucun article des Statuts ne peut être annulé, altéré ou modifié et aucun nouvel article ne peut être ajouté si cet ajout n’est pas en conformité avec la Loi et tant que cet ajout n’est pas approuvé par les Actionnaires au moyen d’une Résolution Spéciale ou approuvé par le Conseil conformément aux présents Statuts.
55.	Droit applicable
55.1Toutes les matières non réglées par les présents Statuts doivent être déterminées conformément à la législation luxembourgeoise.

Statuts coordonnés de Ardagh Metal Packaging S.A. - 76 | P a g e

55.2Nonobstant toute disposition contenue dans les présents Statuts, les dispositions des présents Statuts sont soumises à toute loi et législation applicable, en ce inclus la Loi, sauf lorsque les présents Statuts contiennent des dispositions qui sont plus strictes que celles imposées par une loi et législation applicable, y compris la Loi.
55.3Si une disposition dans les présents Statuts vient à être déclarée nulle et non avenue, la validité des autres dispositions qui y sont contenues n’en sera pas affectée.
55.4	En cas de divergence entre les textes anglais et français, la version anglaise fer

Pour copie conforme: Luxembourg, le 16 décembre 2022

Pour la société:

Maître Karine REUTER (notaire)

foi.